As filed with the Securities and Exchange Commission on July 22, 2005

Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its governing instruments)

Maryland	86-1062192
(State of jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 (972) 490-9600 (Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Montgomery J. Bennett
David A. Brooks
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

Copies to:
David Barbour
Muriel C. McFarling
Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
(214) 659-4400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. :

          If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If the Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Amount to		Proposed maximum	Proposed maximum
Title of each class of securities to	be		offering price per	aggregate offering	Amount of
be registered	registered		unit	price	registration fee

Series B-1 Cumulative Convertible Redeemable Preferred Stock	7,447,865		$11.48(1)	$85,501,490	$10,064
Common Stock, $0.01 par value per share	9,517,865	(2)	$11.48(3)	$23,763,600	$2,797

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(i) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock, into which the Series B-1 Preferred Stock is convertible, as reported on the New York Stock Exchange on July 21, 2005. No separate consideration will be received for the common stock issued from time to time upon conversion of shares of Series B-1 Preferred Stock.

(2)	Represents (i) 2,070,000 shares of common stock issued in a private placement on July 1, 2005 and (ii) 7,447,865 shares of common stock initially issuable upon conversion of the Series B-1 Preferred Stock registered hereby, and pursuant to Rule 416 under the Securities Act of 1933, as amended, such indeterminate number of shares of common stock as may be issued from time to time upon conversion of the Series B-1 Preferred Stock by reason of adjustment of the conversion price under certain circumstances outlined in the prospectus.

(3)	With respect to the 2,070,000 shares of common stock issued in a private placement on July 1, 2005, estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on the New York Stock Exchange on July 21, 2005. No separate consideration will be received for the common stock issued from time to time upon conversion of shares of Series B-1 Preferred Stock.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We cannot sell any of the securities described in this prospectus until the registration statement that we have filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities, nor is it a solicitation of an offer to buy the securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 22, 2005

PROSPECTUS

7,447,865 Shares of Series B-1 Cumulative Convertible

Redeemable Preferred Stock

9,517,865 Shares of Common Stock

          Ashford Hospitality Trust, Inc. is a real estate investment trust, or REIT, that was formed in May 2003 to invest in the hospitality industry at all levels of the capital structure. We are self-advised and own our lodging investments and conduct our business through Ashford Hospitality Limited Partnership, our operating partnership.

          This prospectus relates to the offer and resale, from time to time, of (i) up to 7,447,865 shares of our Series B-1 Cumulative Convertible Redeemable Preferred Stock, (ii) up to 7,447,865 shares of our common stock issuable upon conversion of the Series B-1 Preferred Stock and (iii) up to 2,070,000 shares of our common stock issued in a private placement on July 1, 2005, in each case by the selling stockholder named herein or its transferees, pledgees, donees or successors. We originally issued the Series B-1 Preferred Stock in December 2004 and June 2005 in private placements. Prior to the date of this prospectus, no public market for the Series B-1 Preferred Stock existed, and there can be no assurance that an active trading market will develop.

          We will not receive any proceeds from the sale of the shares of Series B-1 Preferred Stock or common stock offered by the selling stockholder but we have agreed to pay certain registration expenses. The registration of shares of common stock covered by this prospectus and described above does not necessarily mean that any of the shares of Series B-1 Preferred Stock will be submitted for conversion or that any of the shares of common stock issuable upon the conversion of the Series B-1 Preferred Stock covered by this prospectus will be offered or sold. The registration statement of which this prospectus is a part is being filed pursuant to our contractual obligations.

          Our common stock is listed on the New York Stock Exchange under the symbol “AHT.” The last reported sale price of our common stock on the New York Stock Exchange on July 21, 2005 was $11.50 per share.

          To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% on our common stock.

          Investing in our common stock involves risks. See “Risk Factors” beginning on page 1 of this prospectus to read about risks you should consider before buying our common stock.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2005.

          You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

i

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy any materials that we file with the SEC without charge at the public reference room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0300. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Ashford, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at www.sec.gov.

          We also make available free of charge on or through our internet website (www.ahtreit.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

          This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our common stock, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

INCORPORATION OF INFORMATION BY REFERENCE

          The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to other documents that we file with the SEC. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

          We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offering of securities covered by this prospectus is complete:

•	our Annual Report on Form 10-K for the year ended December 31, 2004;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005; and

•	our Current Reports on Form 8-K, filed with the SEC on January 4, 2005, January 10, 2005, January 11, 2005, January 14, 2005, January 20, 2005 (both Current Reports filed on such date), February 10, 2005, March 14, 2005, March 18, 2005, March 22, 2005, March 29, 2005, March 31, 2005 (pursuant to Item 8.01), April 1, 2005, April 5, 2005, April 29, 2005, May 9, 2005, June 21, 2005 (pursuant to Items 1.01, 2.01, 2.03, 3.02, 8.01 and 9.01) and July 6, 2005.

          You may obtain copies of these documents at no cost by writing or telephoning us at the following address:

Investor Relations
Ashford Hospitality Trust, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600.

ii

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

          We make forward-looking statements in this prospectus, and in the information incorporated by reference into this prospectus, that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects are forward-looking by their nature:

•	our business and investment strategy;

•	our projected operating results;

•	completion of any pending transactions;

•	our ability to obtain future financing arrangements;

•	our understanding of our competition;

•	market trends;

•	projected capital expenditures; and

•	the impact of technology on our operations and business.

          The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our common stock. Additionally, the following factors could cause actual results to vary from our forward-looking statements:

•	the factors discussed in this prospectus, and in the information incorporated by reference into this prospectus, including those set forth under the section titled “Risk Factors;”

•	general volatility of the capital markets and the market price of our securities;

•	changes in our business or investment strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry and the market in which we operate, interest rates or the general economy; and

•	the degree and nature of our competition.

          When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

iii

OUR COMPANY

          We are a Maryland corporation that was formed in May 2003 to invest in the hospitality industry at all levels of the capital structure. Since our initial public offering in August 2003, we have acquired approximately $1.3 billion of hotel assets. Our portfolio includes 79 hotel properties containing 12,868 rooms, one office building and $102 million of debt investments. Our hotel investments are currently focused on the upscale and upper-upscale lodging segments and are concentrated among Marriott, Hilton, Hyatt and Starwood brands.

          Our business strategy is to target specific opportunities created by the current strengthening lodging market while retaining the flexibility to invest in the most attractive risk-reward opportunities as they develop in the lodging business cycle. Our target investments include (i) direct hotel investments; (ii) mezzanine financing through origination or through acquisition in secondary markets; (iii) first lien mortgage financing through origination or through acquisition in secondary markets; and (iv) sale-leaseback transactions.

          We are self-advised and own our lodging investments and conduct our business through Ashford Hospitality Limited Partnership, our operating partnership. We are the sole general partner of our operating partnership.

          We have elected to be treated as a real estate investment trust, or REIT, for federal income tax purposes. Our principal executive offices are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is http://www.ahtreit.com. The contents of our website are not a part of this prospectus. Our shares of common stock are traded on the New York Stock Exchange, or the “NYSE,” under the symbol “AHT.”

SECURITIES THAT MAY BE OFFERED

          This prospectus relates to the offer and resale, from time to time of (i) up to 7,447,865 shares of our Series B-1 Cumulative Convertible Redeemable Preferred Stock, (ii) up to 7,447,865 shares of our common stock issuable upon conversion of the Series B-1 Preferred Stock and (iii) up to 2,070,000 shares of our common stock issued in a private placement on July 1, 2005, in each case by the selling stockholder named herein or its transferees, pledgees, donees or successors. We are registering these securities to permit the holder thereof to sell such shares without restriction in the open market or otherwise, but the registration of these shares does not necessarily mean that any of the shares of Series B-1 Preferred Stock will be tendered for conversion or that any of the securities covered by this prospectus will be offered or sold by the selling stockholder. We will not receive any proceeds from the offer or resale of the securities covered by this prospectus.

RISK FACTORS

          An investment in our securities involves various risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our securities. The risks discussed in this prospectus can adversely affect our business, liquidity, operating results, prospects and financial condition. This could cause the market price of our securities to decline and could cause you to lose all or part of your investment. The risk factors described below are not the only risks that may affect us. Additional risks and uncertainties not presently known to us also may adversely affect our business, liquidity, operating results, prospects and financial condition.

Risks Related to Our Business

No market for the Series B-1 Preferred Stock currently exists, and there can be no assurance that an active trading market will develop.

          There is no established trading marked for the Series B-1 Preferred Stock. We do not currently intend to list the Series B-1 Preferred Stock on a national exchange or the Nasdaq National Market. Accordingly, we cannot give assurance as to (i) the likelihood that an active market for the Series B-1 Preferred Stock will develop, (ii) the liquidity of any such market, (iii) the ability of the security holders to sell their Series B-1 Preferred Stock or (iv) the prices that security holders may obtain for their Series B-1 Preferred Stock.

Our business strategy depends on our continued growth. We may fail to integrate recent and additional investments into our operations or otherwise manage our planned growth, which may adversely affect our operating results.

          Our business plan contemplates a period of continued growth in the next several years. We cannot assure you that we will be able to adapt our management, administrative, accounting and operational systems, or hire and retain sufficient operational staff to successfully integrate our recent investments into our portfolio and manage any future acquisitions of additional assets without operating disruptions or unanticipated costs. Acquisition of any additional portfolio of properties or mortgages would generate additional operating expenses that we will be required to pay. As we acquire additional assets, we will be subject to the operational risks associated with owning new lodging properties. Our failure to successfully integrate our recent acquisitions as well as any future acquisitions into our portfolio could have a material adverse effect on our results of operations and financial condition and our ability to pay dividends to stockholders.

We may be unable to identify additional real estate investments that meet our investment criteria or to acquire the properties we have under contract.

          We cannot assure you that we will be able to identify real estate investments that meet our investment criteria, that we will be successful in completing any investment we identify or that any investment we complete will produce a return on our investment. Moreover, we will have broad authority to invest in any real estate investments that we may identify in the future. We also cannot assure you that we will acquire the properties we currently have under firm purchase contracts or that the acquisition terms we have negotiated will not change.

Conflicts of interest could result in our management acting other than in our stockholders’ best interest.

          Conflicts of interest relating to Remington Hotel Corporation and Remington Lodging may lead to management decisions that are not in the stockholders’ best interest. The Chairman of our board of directors, Mr. Archie Bennett, Jr., serves as the Chairman of the board of directors of Remington Hotel Corporation, and our Chief Executive Officer and President, Mr. Montgomery Bennett, serves as the Chief Executive Officer and President of Remington Hotel Corporation. Messrs. Archie and Montgomery Bennett own 100% of Remington Hotel Corporation. Remington Lodging, which is also 100% owned by Messrs. Archie and Montgomery Bennett, manages 30 of our 79 properties and provides related services, including property management services and project development services. Additionally, Messrs. Archie and Montgomery Bennett own minority interests in several lodging properties not transferred to our operating partnership.

          Messrs. Archie and Montgomery Bennett’s ownership interests in and management obligations to Remington Hotel Corporation and Remington Lodging present them with conflicts of interest in making management decisions related to the commercial arrangements between us and Remington Lodging and will reduce the time and effort they each spend managing us. Our board of directors has adopted a policy that requires all management decisions relating to the management agreements with Remington Lodging be approved by a majority or, in certain circumstances, all of our independent directors.

          Holders of units in our operating partnership, including members of our management team, may suffer adverse tax consequences upon our sale of certain properties. Therefore, holders of units, either directly or indirectly, including Messrs. Archie and Montgomery Bennett, Mr. David Brooks, our Chief Legal Officer, Mr. Mark Nunneley, our Chief Accounting Officer, and Mr. Martin L. Edelman (or his family members), one of our directors, may have different objectives regarding the appropriate pricing and timing of a particular property’s sale. These officers and directors of ours may influence us not to sell or refinance certain properties, even if such sale or refinancing might be financially advantageous to our stockholders, or to enter into tax deferred exchanges with the proceeds of such sales when such a reinvestment might not otherwise be in our best interest.

          In addition, we have agreed to indemnify contributors of properties contributed to us in exchange for operating partnership units, including (indirectly) Messrs. Archie and Montgomery Bennett, Brooks, Nunneley and Edelman (or his family members), against the income tax they may incur if we dispose of the specified contributed properties. Because of this indemnification, our indemnified management team members may make decisions about selling any of these properties that are not in our stockholders’ best interest.

          We are a party to a master hotel management agreement and an exclusivity agreement with Remington Lodging. Of our 79 hotels, 30 are currently managed by Remington Lodging. The management agreement describes the terms of Remington Lodging’s management of the 30 hotels, as well as any future hotels we may acquire that will be managed by Remington Lodging. If we terminate the management agreement as to any of our hotels that are subject to the management agreement, we will be required to pay Remington Lodging a substantial termination fee. For example, if we were to terminate the management agreement with respect to all 30 of our hotels that are currently being managed by Remington Lodging because we elected to sell those hotels, the fee would be approximately $11.1 million. The exclusivity agreement requires us to engage Remington Lodging, unless our independent directors either (i) unanimously vote to hire a different manager or developer, or (ii) by a majority vote, elect not to engage Remington Lodging because they have determined that special circumstances exist or that, based on Remington Lodging’s prior performance, another manager or developer could perform the duties materially better. As the sole owners of Remington Lodging, which would receive any development, management and management termination fees payable by us under the management agreement, Messrs. Archie and Montgomery Bennett may influence our decisions to sell a hotel or acquire or develop a hotel when it is not in the best interests of our stockholders to do so.

           In addition, Ashford Financial Corporation, an affiliate, contributed to us asset management and consulting agreements that relate to management and consulting services that Ashford Financial Corporation agreed to perform for hotel property managers with respect to 27 identified hotel properties in which Messrs. Archie and Montgomery Bennett held, or continue to hold, a minority interest. Ashford Financial Corporation is 100% owned by Messrs. Archie and Montgomery Bennett. The agreements provided for annual payments to us, as the assignee of Ashford Financial Corporation, in consideration for our performance of certain asset management and consulting services. We recently completed the acquisition of 21 of the 27 hotel properties for which we previously provided the asset management and consulting services, and the remaining six hotels have either been sold or are currently being marketed for sale. In connection with our acquisition of 21 of the properties and any subsequent sale of the remaining six properties, the asset management and consulting agreements for these properties were, or will be, terminated, and we will no longer receive any fees under the terminated agreements. The exact amount of the consideration due to us under any remaining asset management and consulting agreements is contingent upon the revenue generated by the hotels underlying the asset management and consulting agreements. Ashford Financial Corporation has guaranteed a minimum payment to us of $1.2 million per year, subject to adjustments based on the consumer price index, which expires in 2008. We do not expect the remaining hotel properties for which we provide asset management and consulting services to generate sufficient revenue to result in at least $1.2 million in fees to us per year of the agreement. Accordingly, we anticipate collecting the balance of the guaranteed minimum payment of $1.2 million per year from Ashford Financial Corporation under its guarantee.

          Each of the management companies that continues to manage the remaining properties subject to the asset management and consulting is either owned 100% by Messrs. Archie and Montgomery Bennett, or is a wholly-owned subsidiary of Remington Hotel Corporation, which is owned 100% by Messrs. Archie and Montgomery Bennett. Messrs. Archie and Montgomery Bennett also have a minority ownership interest in the hotel properties benefiting from the services provided pursuant to the asset management and consulting agreements. Although they do not own a controlling interest in such properties, Messrs. Archie and Montgomery Bennett may benefit from a future sale of the properties.

Tax indemnification obligations that apply in the event that we sell certain properties could limit our operating flexibility.

          If we dispose of any of the five properties that were contributed to us in exchange for units in our operating partnership in connection with our initial public offering, we may be obligated to indemnify the contributors, including Messrs. Archie and Monty Bennett whom have substantial ownership interests, against the tax consequences of the sale. We have agreed to pay a contributor’s tax liability if we dispose of a property contributed by a contributor in a taxable transaction before the earlier of:

•	10 years after the contribution of such property, and

•	the date on which the contributor no longer owns, in the aggregate, at least 25% of the units we issued to the contributor at the time of its contribution of property to our operating partnership.

          This tax indemnity will be equal to the amount of the federal and state income tax liability the contributor incurs with respect to the gain allocated to the contributor. The terms of the contribution agreements also require us to gross up the tax indemnity payment for the amount of income taxes due as a result of the tax indemnity payment.

          In addition, under the tax indemnification agreements, we have agreed for a period of 10 years to use commercially reasonable efforts to maintain non-recourse mortgage indebtedness in the amount of at least $16.0 million, which will allow the contributors to defer recognition of gain in connection with the contribution of the Las Vegas hotel property as part of our formation.

          Additionally, we are prohibited from selling or transferring the Sea Turtle Inn in Atlantic Beach, Florida, until April 1, 2007 if, as a result, the entity from whom we acquired the property would recognize gain for federal tax purposes. If we sell or transfer this property after April 1, 2007, but prior to April 1, 2009, and the sale or transfer results in the entity that sold us the property having to recognize gain for federal tax purposes, we must pay $180,000 to that entity. However, this amount will be reduced by $7,500 for each passing month from April 1, 2007 until April 1, 2009.

          Also, if we dispose of any of the 19 properties that were contributed to us in exchange for units in our operating partnership in March 2005 in a taxable transaction, we may be obligated to indemnify the contributors or their specified assignees against the tax consequences of the sale. We have agreed to pay a contributor’s tax liability with respect to these properties if we dispose of a property contributed by a contributor in a taxable transaction before the earlier of:

•	7 years after the contribution of such property, and

•	the date on which the contributor or any of its specified transferees no longer owns, in the aggregate, at least 10% of the units we issued to the contributor at the time of its contribution of property to our operating partnership.

          This tax indemnity will be equal to the amount of the federal, state and local income tax liability the contributor or its specified assignee incurs with respect to the gain allocated to the contributor. The terms of the contribution agreements also require us to gross up the tax indemnity payment for the amount of income taxes due as a result of the tax indemnity payment.

          While the tax indemnities generally do not contractually limit our ability to conduct our business in the way we desire, we are less likely to sell any of the contributed properties for which we have agreed to the tax indemnities described above in a taxable transaction during the applicable indemnity period. Instead, we would either hold the property for the entire indemnity period or seek to transfer the property in a tax-deferred like-kind exchange. In addition, a condemnation of one of our properties could trigger our tax indemnification obligations.

Hotel franchise requirements could adversely affect distributions to our stockholders.

          We must comply with operating standards, terms and conditions imposed by the franchisors of the hotel brands under which our hotels operate. The franchisors periodically inspect their licensed hotels to confirm adherence to their operating standards. The failure of a hotel to maintain such standards could result in the loss or cancellation of a franchise license. With respect to operational standards, we rely on our property managers to conform to such standards. The franchisors may also require us to make certain capital improvements to maintain the hotel in accordance with system standards, the cost of which can be substantial. It is possible that a franchisor could condition the continuation of a franchise based on the completion of capital improvements that our management or board of directors determines are too expensive or otherwise not economically feasible in light of general economic conditions or the operating results or prospects of the affected hotel. In that event, our management or board of directors may elect to allow the franchise to lapse or be terminated which could result in a change in brand franchising or operation of the hotel as an independent hotel.

          In addition, when the term of a franchise expires, the franchisor has no obligation to issue a new franchise. The loss of a franchise could have a material adverse effect on the operations or the underlying value of the affected hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. The loss of a franchise could also have a material adverse effect on cash available for distribution to stockholders.

Future terrorist attacks similar in nature to the events of September 11, 2001 may negatively affect the performance of our properties and the hotel industry and may negatively affect our future results of operations and financial condition.

          The terrorist attacks of September 11, 2001, their after-effects and the resulting U.S.-led military action in Iraq substantially reduced business and leisure travel throughout the United States and hotel industry revenue per available room, or RevPAR, generally during the period following September 11, 2001. We cannot predict the extent to which additional terrorist attacks, acts of war or similar events may occur in the future or how such events would directly or indirectly impact the hotel industry or our operating results. Future terrorist attacks, acts of war or similar events could have further material adverse effects on the hotel industry at large and our operations in particular.

Our investments will be concentrated in particular segments of a single industry.

          Our entire business is hotel related. Our current investment strategy is to acquire or develop mid to upscale hotels, acquire first mortgages on hotel properties, invest in other mortgage-related instruments such as mezzanine loans to hotel owners and operators and participate in hotel sale-leaseback transactions. Adverse conditions in the hotel industry will have a material adverse effect on our operating and investment revenues and cash available for distribution to our stockholders.

We rely on third party property managers, especially Remington Lodging, to operate our hotels and for a significant majority of our cash flow.

          For us to continue to qualify as a REIT, third parties must operate our hotels. A REIT may lease its hotels to taxable REIT subsidiaries in which the REIT can own up to a 100% interest. A taxable REIT subsidiary, or TRS, pays corporate level income tax and may retain any after-tax income. A REIT must satisfy certain conditions to use the TRS structure. One of those conditions is that the TRS must hire, to manage the hotels, an “eligible independent contractor” (“EIC”) that is actively engaged in the trade or business of managing hotels for parties other than the REIT. An EIC cannot (i) own more than 35% of the REIT, (ii) be owned more than 35% by persons owning more than 35% of the REIT or (iii) provide any income to the REIT (i.e., the EIC cannot pay fees to the REIT, and the REIT cannot own any debt or equity securities of the EIC).

          Accordingly, while we may lease hotels to a TRS that we own, the TRS must engage a third-party operator to manage the hotels and our ability to direct and control how our hotels are operated is less than if we were able to manage our hotels directly. We have entered into a management agreement with Remington Lodging, which is owned 100% by Messrs. Archie and Montgomery Bennett, to manage 30 of our 79 lodging properties, and we have hired unaffiliated third party property managers to manage the remaining 49 properties we currently own. We do not supervise any of the property managers or their respective personnel on a day-to-day basis, and we cannot assure you that the property managers will manage our properties in a manner that is consistent with their respective obligations under the applicable management agreement or our obligations under our hotel franchise agreements. We also cannot assure you that our property managers will not be negligent in their performance, will not engage in other criminal or fraudulent activity, or will not otherwise default on their respective management obligations to us. If any of the foregoing occurs, our relationships with the franchisors may be damaged, we may be in breach of the franchise agreement, and we could incur liabilities resulting from loss or injury to our property or to persons at our properties. Any of these circumstances could have a material adverse effect on our operating results and financial condition, as well as our ability to pay dividends to stockholders.

If we cannot obtain additional financing, our growth will be limited.

          We are required to distribute to our stockholders at least 90% of our taxable income, excluding net capital gains, each year to continue to qualify as a REIT. As a result, our retained earnings available to fund acquisitions, development or other capital expenditures are nominal. Eventually, we will rely upon the availability of additional debt or equity capital to fund these activities. Our long-term ability to grow through acquisitions or development of hotel-related assets will be limited if we cannot obtain additional financing. Market conditions may make it difficult to obtain financing, and we cannot assure you that we will be able to obtain additional debt or equity financing or that we will be able to obtain it on favorable terms.

We may be unable to generate sufficient revenue from operations to pay our operating expenses and to pay dividends to our stockholders.

          As a REIT, we are required to distribute at least 90% of our taxable income each year to our stockholders. We intend to distribute to our stockholders all or substantially all of our taxable income each year so as to qualify for the tax benefits accorded to REITs, but our ability to make distributions may be adversely affected by the risk factors described in this prospectus. We cannot assure you that we will be able to make distributions in the future. In the event of continued or future downturns in our operating results and financial performance or unanticipated capital improvements to our hotels or declines in the value of our mortgage portfolio, we may be unable to declare or pay distributions to our stockholders. The timing and amount of distributions are in the sole discretion of our board of directors, which will consider, among other factors, our financial performance, debt service obligations applicable debt covenants, and capital expenditure requirements.

We are subject to various risks related to our use of, and dependence on, debt.

          The amount we have to pay on variable rate debt increases as interest rates increase, which may decrease cash available for distribution to stockholders. We cannot assure you that we will be able to meet our debt service obligations. If we do not meet our debt service obligations, we risk the loss of some or all of our assets to foreclosure. Changes in economic conditions or our financial results or prospects could (i) result in higher interest rates on variable rate debt, (ii) reduce the availability of debt financing generally or debt financing at favorable rates, (iii) reduce cash available for distribution to stockholders and (iv) increase the risk that we could be forced to liquidate assets to repay debt, any of which could have a material adverse affect on us.

          If we violate covenants in any debt agreements, we could be required to repay all or a portion of our indebtedness before maturity at a time when we might be unable to arrange financing for such repayment on attractive terms, if at all. Violations of certain debt covenants may result in us being unable to borrow unused amounts under our line of credit, even if repayment of some or all the borrowings is not required.

          In any event, financial covenants under our current or future debt obligations could impair our planned business strategies by limiting our ability to borrow beyond certain amounts or for certain purposes.

          Our governing instruments do not contain any limitation on our ability to incur indebtedness.

An interest rate mismatch could occur between asset yields and borrowing rates, resulting in decreased yields on our investment portfolio.

          Our operating results will depend in part on differences between the income from our assets (net of credit losses) and our borrowing costs. We intend to fund the origination and acquisition of a portion of our assets with borrowings that have interest rates that reset relatively rapidly, such as monthly or quarterly. We anticipate that, in many cases, the income from our assets will respond more slowly to interest rate fluctuations than the cost of our borrowings, creating a mismatch between asset yields and borrowing rates. Consequently, changes in interest rates, particularly short-term interest rates, may influence our net income. Increases in these rates will tend to decrease our net income and market value of our mortgage assets. We will incur operating losses if interest rate fluctuations result in our interest expense exceeding interest income.

We compete with other hotels for guests. We will also face competition for acquisitions of lodging properties and of desirable mortgage investments.

          The mid to upscale segments of the hotel business are competitive. Our hotels compete on the basis of location, room rates, quality, service levels, reputation and reservation systems, among many other factors. New hotels may be constructed and these additions to supply create new competitors, in some cases without corresponding increases in demand for hotel rooms. The result in some cases may be lower revenue, which would result in lower cash available for distribution to stockholders.

          We compete for hotel acquisitions with entities that have similar investment objectives as we do. This competition could limit the number of suitable investment opportunities offered to us. It may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire new properties on attractive terms or on the terms contemplated in our business plan.

          We also compete for mortgage asset investments with numerous public and private real estate investment vehicles, such as mortgage banks, pension funds, other REITs, institutional investors and individuals. Mortgages and other investments are often obtained through a competitive bidding process. In addition, competitors may seek to establish relationships with the financial institutions and other firms from which we intend to purchase such assets. Competition may result in higher prices for mortgage assets, lower yields and a narrower spread of yields over our borrowing costs.

          Many of our competitors are larger than us, may have access to greater capital, marketing and other resources, may have personnel with more experience than our officers, may be able to accept higher levels of debt or otherwise may tolerate more risk than us, may have better relations with hotel franchisors, sellers or lenders and may have other advantages over us in conducting certain business and providing certain services.

We may engage in hedging transactions, which can limit our gains and increase exposure to losses.

          We may enter into hedging transactions to protect us from the effects of interest rate fluctuations on floating rate debt and also to protect our portfolio of mortgage assets from interest rate and prepayment rate fluctuations. Our hedging transactions may include entering into interest rate swap agreements or interest rate cap or floor agreements, purchasing or selling futures contracts, purchasing put and call options on securities or securities underlying futures contracts, or entering into forward rate agreements. Hedging activities may not have the desired beneficial impact on our results of operations or financial condition. No hedging activity can completely insulate us from the risks associated with changes in interest rates and prepayment rates. Moreover, interest rate hedging could fail to protect us or adversely affect us because, among other things:

•	Available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought.

•	The duration of the hedge may not match the duration of the related liability.

•	The party owing money in the hedging transaction may default on its obligation to pay.

•	The credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction.

•	The value of derivatives used for hedging may be adjusted from time to time in accordance with accounting rules to reflect changes in fair value. Downward adjustments, or “mark-to-market losses,” would reduce our stockholders’ equity.

          Hedging involves risk and typically involves costs, including transaction costs, that may reduce our overall returns on our investments. These costs increase as the period covered by the hedging increases and during periods of rising and volatile interest rates. These costs will also limit the amount of cash available for distributions to stockholders. We generally intend to hedge as much of the interest rate risk as management determines is in our best interests given the cost of such hedging transactions. The REIT qualification rules may limit our ability to enter into hedging transactions by requiring us to limit our income from hedges. Although we intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT, if we are unable to hedge effectively because of the REIT rules, we will face greater interest rate exposure than may be commercially prudent.

We may not be able to sell our investments on favorable terms.

          We may decide to sell investments for a variety of reasons. We cannot assure you that we will be able to sell any of our investments on favorable terms, or that our investments will not be sold for a loss.

Risks Related to Hotel Investments

We are subject to general risks associated with operating hotels.

          Our hotels (and the hotels underlying our mortgage and mezzanine loans) are subject to various operating risks common to the hotel industry, many of which are beyond our control, including the following:

•	our hotels compete with other hotel properties in their geographic markets and many of our competitors have substantial marketing and financial resources;

•	over-building in our markets, which adversely affects occupancy and revenues at our hotels;

•	dependence on business and commercial travelers and tourism; and

•	adverse effects of general, regional and local economic conditions and increases in energy costs or labor costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists.

          These factors could adversely affect our hotel revenues and expenses, as well as the hotels underlying our mortgage and mezzanine loans, which in turn would adversely affect our ability to make distributions to our stockholders.

We may have to make significant capital expenditures to maintain our lodging properties.

          Our hotels have an ongoing need for renovations and other capital improvements, including replacements of furniture, fixtures and equipment. The franchisors of our hotels may also require periodic capital improvements as a condition of keeping the franchise licenses. Generally, we are responsible for the costs of these capital improvements, which gives rise to the following risks:

•	cost overruns and delays;

•	renovations can be disruptive to operations and can displace revenue at the hotels, including revenue lost while rooms under renovation are out of service;

•	the cost of funding renovations and the possibility that financing for these renovations may not be available on attractive terms; and

•	the risk that the return on our investment in these capital improvements will not be what we expect.

          If we have insufficient cash flow from operations to fund needed capital expenditures, then we will need to borrow to fund future capital improvements.

The hotel business is seasonal, which will affect our results of operations from quarter to quarter.

          The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. This seasonality can cause quarterly fluctuations in our revenues.

Our development activities may be more costly than we have anticipated.

          As part of our growth strategy, we may develop additional hotels. Hotel development involves substantial risks, including that:

•	actual development costs may exceed our budgeted or contracted amounts;

•	construction delays may prevent us from opening hotels on schedule;

•	we may not be able to obtain all necessary zoning, land use, building, occupancy and construction permits;

•	our developed properties may not achieve our desired revenue or profit goals; and

•	we may incur substantial development costs and then have to abandon a development project before completion.

Risks Relating to Investments in Mortgages and Mezzanine Loans

Mortgage investments that are not United States government insured and non-investment grade mortgage assets involve risk of loss.

          As part of our business strategy, we originate and acquire lodging-related uninsured and non-investment grade mortgage loans and mortgage assets, including mezzanine loans. While holding these interests, we are subject to risks of borrower defaults, bankruptcies, fraud and losses and special hazard losses that are not covered by standard hazard insurance. Also, the costs of financing the mortgage loans could exceed the return on the mortgage loans. In the event of any default under mortgage loans held by us, we will bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. To the extent we suffer such losses with respect to our investments in mortgage loans, our value and the price of our securities may be adversely affected.

We invest in non-recourse loans, which will limit our recovery to the value of the mortgaged property.

          Our mortgage loan assets are generally non-recourse. With respect to our non-recourse mortgage loan assets, in the event of a borrower default, the specific mortgaged property and other assets, if any, pledged to secure the relevant mortgage loan, may be less than the amount owed under the mortgage loan. As to those mortgage loan assets that provide for recourse against the borrower and its assets generally, we cannot assure you that the recourse will provide a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the mortgaged property securing that mortgage loan.

Interest rate fluctuations affect the value of our mortgage assets, net income and securities.

          Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations can adversely affect our income and value of our securities in many ways and present a variety of risks including the risk of variances in the yield curve, a mismatch between asset yields and borrowing rates, and changing prepayment rates.

          Variances in the yield curve may reduce our net income. The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.” Short-term interest rates are ordinarily lower than longer-

term interest rates. If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested in mortgage loans, the spread between the yields of the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event our borrowing costs may exceed our interest income and we could incur operating losses.

Prepayment rates on our mortgage loans may adversely affect our yields.

          The value of our mortgage loan assets may be affected by prepayment rates on investments. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. To the extent we originate mortgage loans, we expect that such mortgage loans will have a measure of protection from prepayment in the form of prepayment lock-out periods or prepayment penalties. However, this protection may not be available with respect to investments that we acquire but do not originate. The majority of the mortgage loans assets we currently have in our investment portfolio have some combination of prepayment lock-out periods or prepayment penalties; however, we cannot assure you that these lock-out periods or penalties will sufficiently protect us from prepayment risk or that future mortgage loans we acquire will have prepayment protection mechanisms.

          In periods of declining mortgage interest rates, prepayments on mortgages generally increase. If general interest rates decline as well, the proceeds of prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the investments that were prepaid. In addition, the market value of mortgage investments may, because of the risk of prepayment, benefit less from declining interest rates than from other fixed-income securities. Conversely, in periods of rising interest rates, prepayments on mortgages generally decrease, in which case we would not have the prepayment proceeds available to invest in assets with higher yields. Under certain interest rate and prepayment scenarios we may fail to fully recoup our cost of acquisition of certain investments.

          In making any investment, we consider the expected yield of the investment and the factors that may influence the yield actually obtained on such investment. These considerations affect our decision whether to originate or purchase an investment and the price offered for that investment. No assurances can be given that we can make an accurate assessment of the yield to be produced by an investment. Many factors beyond our control are likely to influence the yield on the investments, including, but not limited to, competitive conditions in the local real estate market, local and general economic conditions and the quality of management of the underlying property. Our inability to accurately assess investment yields may result in our purchasing assets that do not perform as well as expected, which may adversely affect the price of our securities.

Volatility of values of mortgaged properties may adversely affect our mortgage loans.

          Lodging property values and net operating income derived from lodging properties are subject to volatility and may be affected adversely by a number of factors, including the risk factors described in this prospectus relating to general economic conditions, operating lodging properties and owning real estate investments. In the event its net operating income decreases, a borrower may have difficulty paying our mortgage loan, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our mortgage loans, which could also cause us to suffer losses.

Mezzanine loans involve greater risks of loss than senior loans secured by income producing properties.

          We make and acquire mezzanine loans. These types of mortgage loans are considered to involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property due to a variety of factors, including the loan becoming unsecured as a result of foreclosure by the senior lender. We may not recover some or all of our investment in these loans. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans resulting in less equity in the property and increasing the risk of loss of principal.

Risks Related to the Real Estate Industry

Mortgage debt obligations expose us to increased risk of property losses, which could harm our financial condition, cash flow and ability to satisfy our other debt obligations and pay dividends.

          Incurring mortgage debt increases our risk of property losses because defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and ultimately our loss of the property securing any loans for which we are in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure but would not receive any cash proceeds. As a result, we may be required to identify and utilize other sources of cash for distributions to our stockholders of that income.

          In addition, our default under any one of our mortgage debt obligations may result in a default on our other indebtedness. If this occurs, our financial condition, cash flow and ability to satisfy our other debt obligations or ability to pay dividends may be harmed.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

          Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or mortgage loans in our portfolio in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors that are beyond our control, including:

•	adverse changes in national and local economic and market conditions;

•	changes in interest rates and in the availability, cost and terms of debt financing;

•	changes in governmental laws and regulations, fiscal policies and zoning and other ordinances and costs of compliance with laws and regulations;

•	the ongoing need for capital improvements, particularly in older structures;

•	changes in operating expenses; and

•	civil unrest, acts of war and natural disasters, including earthquakes and floods, which may result in uninsured and underinsured losses.

          We cannot predict whether we will be able to sell any property or loan for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property or loan. Because we intend to offer more flexible terms on our mortgage loans than some providers of commercial mortgage loans, we may have more difficulty selling or participating our loans to secondary purchasers than would these more traditional lenders.

          We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could have a material adverse effect on our operating results and financial condition, as well as our ability to pay dividends to stockholders.

The costs of compliance with or liabilities under environmental laws may harm our operating results.

          Our properties and the properties underlying our loan assets may be subject to environmental liabilities. An owner of real property, or a lender with respect to a property that exercises control over the property, can face liability for environmental contamination created by the presence or discharge of hazardous substances on the property. We may face liability regardless of:

•	our knowledge of the contamination;

•	the timing of the contamination;

•	the cause of the contamination; or

•	the party responsible for the contamination of the property.

          There may be environmental problems associated with our properties or properties underlying our loan assets of which we are unaware. Some of our properties or the properties underlying our loan assets use, or may have used in the past, underground tanks for the storage of petroleum-based or waste products that could create a potential for release of hazardous substances. If environmental contamination exists on a property, we could become subject to strict, joint and several liability for the contamination if we own the property or if we foreclose on the property or otherwise have control over the property.

          The presence of hazardous substances on a property we own or have made a loan with respect to may adversely affect our ability to sell or foreclose on the property, and we may incur substantial remediation costs. The discovery of environmental liabilities attached to our properties or the properties underlying our loan assets could have a material adverse effect on our results of operations and financial condition and our ability to pay dividends to stockholders.

          We have environmental insurance policies on each of our owned properties, and we intend to obtain environmental insurance for any other properties that we may acquire. However, if environmental liabilities are discovered during the underwriting of the insurance policies for any property that we may acquire in the future, we may be unable to obtain insurance coverage for the liabilities at commercially reasonable rates or at all, and we may experience losses. In addition, we generally do not require our borrowers to obtain environmental insurance on the properties they own that secure their loans from us.

Our properties and the properties underlying our mortgage loans may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

          When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our properties or the properties underlying our loan assets could require us or our borrowers to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose us or our borrowers to liability from guests, employees and others if property damage or health concerns arise.

Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us or our borrowers to make unintended expenditures that adversely impact our operating results.

          All of our properties and the properties underlying our mortgage loans are required to comply with the Americans with Disabilities Act, or the ADA. The ADA requires that “public accommodations” such as hotels be made accessible to people with disabilities. Compliance with the ADA requirements could require removal of access barriers and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants, or both. We or our borrowers may be required to expend funds to comply with the provisions of the ADA at our hotels or the hotels underlying our loan assets, which could adversely affect our results of operations and financial condition and our ability to make distributions to stockholders. In addition, we and our borrowers are required to operate our properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to our properties. We and our borrowers may be required to make substantial capital expenditures to comply with those requirements, and these expenditures could have a material adverse effect on our operating results and financial condition, as well as our ability to pay dividends to stockholders.

We may experience uninsured or underinsured losses.

          We have property and casualty insurance with respect to our properties and other insurance, in each case, with loss limits and coverages deemed reasonable by our management (and with the intent to satisfy the requirements of lenders and franchisors). In doing so, we have made decisions with respect to what deductibles, policy limits and terms are reasonable based on management’s experience, our risk profile, the loss history of our property managers and our properties, the nature of our properties and our businesses, our loss prevention efforts and the cost of insurance.

          Various types of catastrophic losses may not be insurable or may not be economically insurable. In the event of a substantial loss, our insurance coverage may not cover the full current market value or replacement cost of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors might cause insurance proceeds to be insufficient to fully replace or renovate a hotel after it has been damaged or destroyed. Accordingly, there can be no assurance (i) that the insurance coverage thresholds that we have obtained will fully protect us against insurable losses (i.e., losses may exceed coverage limits); (ii) that we will not incur large deductibles that will adversely affect our earnings; (iii) that we will not incur losses from risks that are not insurable or that are not economically insurable; or (iv) that current coverage thresholds will continue to be available at reasonable rates. We do not intend to maintain terrorism insurance on any of our properties. As a result, one or more large uninsured or underinsured losses could have a material adverse affect on us.

          Each of our current lenders requires us to maintain certain insurance coverage thresholds, and we anticipate that future lenders will have similar requirements. We believe that we have complied with the insurance maintenance requirements under the current governing loan documents and we intend to comply with any such requirements in any future loan documents. However, a lender may disagree, in which case the lender could obtain additional coverage thresholds and seek payment from us, or declare us in default under the loan documents. In the former case, we could spend more for insurance than we otherwise deem reasonable or necessary, or, in the latter case, subject us to a foreclosure on hotels collateralizing one or more loans. In addition, a material casualty to one or more hotels collateralizing loans may result in (i) the insurance company applying to the outstanding loan balance insurance proceeds that otherwise would be available to repair the damage caused by the casualty, which would require us to fund the repairs through other sources, or (ii) the lender foreclosing on the hotels if there is a material loss that is not insured.

Risks Related to Our Status as a REIT

If we do not qualify as a REIT, we will be subject to tax as a regular corporation and face substantial tax liability.

          We operate so as to qualify as a REIT under the Internal Revenue Code. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial or administrative interpretations exist. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•	we would be taxed as a regular domestic corporation, which, among other things, means being unable to deduct distributions to stockholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate rates;

•	we would also be subject to federal alternative minimum tax and, possibly, increased state and local taxes;

•	any resulting tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders; and

•	unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification, and, thus, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT.

          If we fail to qualify as a REIT, we will not be required to make distributions to stockholders to maintain our tax status. As a result of all of these factors, our failure to qualify as a REIT would impair our ability to raise capital, expand our business and make distributions to our stockholders and would adversely affect the value of our securities.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

          Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets. For example:

•	We will be required to pay tax on undistributed REIT taxable income.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference.

•	If we have net income from the disposition of foreclosure property held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay tax on that income at the highest corporate rate.

•	If we sell a property in a “prohibited transaction,” our gain from the sale would be subject to a 100% penalty tax. A “prohibited transaction” would be a sale of property, other than a foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	Our taxable REIT subsidiaries, including Ashford TRS Corporation and Ashford TRS VI Corporation, are fully taxable corporations and will be required to pay federal and state taxes on their income.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

          To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may limit our ability to hedge effectively.

          The REIT provisions of the Internal Revenue Code may limit our ability to hedge mortgage securities and related borrowings by requiring us to limit our income in each year from qualified hedges, together with any other income not generated from qualified real estate assets, to no more than 25% of our gross income. In addition, we must limit our aggregate income from nonqualified hedging transactions, from our provision of services and from other non-qualifying sources to no more than 5% of our annual gross income. As a result, we may have to limit our use of advantageous hedging techniques. This could result in greater risks associated with changes in interest rates than we would otherwise want to incur. If we were to violate the 25% or 5% limitations, we may have to pay a penalty tax equal to the amount of income in excess of those limitations, multiplied by a fraction intended to reflect our profitability. If we fail to satisfy the REIT gross income tests, unless our failure was due to reasonable cause and not due to willful neglect, we could lose our REIT status for federal income tax purposes.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

          To qualify as a REIT, we must also ensure that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Complying with REIT requirements may force us to borrow to make distributions to stockholders.

          As a REIT, we must distribute at least 90% of our annual taxable income (subject to certain adjustments) to our stockholders. To the extent that we satisfy the distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws.

          From time to time, we may generate taxable income greater than our net income for financial reporting purposes due to, among other things, amortization of capitalized purchase premiums, or our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in these situations, we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our securities.

          At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or you as a stockholder. On May 28, 2003, the President signed the Jobs and Growth Tax Relief Reconciliation Act of 2003, which we refer to as the Jobs and Growth Tax Act. Effective for taxable years beginning after December 31, 2002, the Jobs and Growth Tax Act reduced the maximum rate of tax applicable to individuals on dividend income from regular C corporations from 38.6% to 15.0%. This reduced substantially the so-called “double taxation” (that is, taxation at both the corporate and stockholder levels) that has generally applied to corporations that are not taxed as REITs. Generally, dividends from REITs will not qualify for the dividend tax reduction. The implementation of the Jobs and Growth Tax Act could cause individual investors to view stocks of non-REIT corporations as more attractive relative to shares of REITs than was the case previously because the dividends paid by non-REIT corporations would be subject to lower tax rates for the individual. We cannot predict whether in fact this will occur or whether, if it occurs, what the impact will be on the value of our securities.

Your investment in our common stock has various federal, state and local income tax risks that could affect the value of your investment.

          Although the provisions of the Internal Revenue Code relevant to your investment in our common stock are generally described in “Federal Income Tax Consequences of Our Status as a REIT,” we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment in our common stock, because of the complex nature of the tax rules applicable to REITs and their stockholders.

Risk Factors Related to Our Corporate Structure

There are no assurances of our ability to make distributions in the future.

          We intend to continue paying quarterly dividends and to make distributions to our stockholders in amounts such that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed. This, along with other factors, should enable us to qualify for the tax benefits accorded to a REIT under the Internal Revenue Code. However, our ability to pay dividends may be adversely affected by the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend upon our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. There are no assurances of our ability to pay dividends in the future. In addition, some of our distributions may include a return of capital.

Failure to maintain an exemption from the Investment Company Act would adversely affect our results of operations.

          We believe that we will conduct our business in a manner that allows us to avoid registration as an investment company under the Investment Company Act of 1940, or the 1940 Act. Under Section 3(c)(5)(C) of the 1940 Act, entities that are primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate” are not treated as investment companies. The SEC staff’s position generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests to be able to rely on this exemption. To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria. Mortgage securities that do not represent all of the certificates issued with respect to an underlying pool of mortgages may be treated as securities separate from the underlying mortgage loans and, thus, may not qualify for purposes of the 55% requirement. Our ownership of these mortgage securities, therefore, is limited by the provisions of the 1940 Act and SEC staff interpretive positions. There are no assurances that efforts to pursue our intended investment program will not be adversely affected by operation of these rules.

Our charter does not permit ownership in excess of 9.8% of our capital stock, and attempts to acquire our capital stock in excess of the 9.8% limit without approval from our board of directors are void.

          For the purpose of preserving our REIT qualification, our charter prohibits direct or constructive ownership by any person of more than 9.8% of the lesser of the total number or value of the outstanding shares of our common stock or more than 9.8% of the lesser of the total number or value of the outstanding shares of our preferred stock. Our charter’s constructive ownership rules are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding stock by an individual or entity could cause that individual or entity to own constructively in excess of 9.8% of the outstanding stock, and thus be subject to our charter’s ownership limit. Any attempt to own or transfer shares of our common or preferred stock in excess of the ownership limit without the consent of the board of directors will be void, and could result in the shares being automatically transferred to a charitable trust.

Because provisions contained in Maryland law and our charter may have an anti-takeover effect, investors may be prevented from receiving a “control premium” for their shares.

          Provisions contained in our charter and Maryland general corporation law may have effects that delay, defer or prevent a takeover attempt, which may prevent stockholders from receiving a “control premium” for their shares. For example, these provisions may defer or prevent tender offers for our common stock or purchases of large blocks of our common stock, thereby limiting the opportunities for our stockholders to receive a premium for their common stock over then-prevailing market prices. These provisions include the following:

•	Ownership limit: The ownership limit in our charter limits related investors, including, among other things, any voting group, from acquiring over 9.8% of our common stock without our permission.

•	Classification of preferred stock: Our charter authorizes our board of directors to issue preferred stock in one or more classes and to establish the preferences and rights of any class of preferred stock issued. These actions can be taken without soliciting stockholder approval. The issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders’ best interests.

          Maryland statutory law provides that an act of a director relating to or affecting an acquisition or a potential acquisition of control of a corporation may not be subject to a higher duty or greater scrutiny than is applied to any other act of a director. Hence, directors of a Maryland corporation are not required to act in takeover situations under the same standards as apply in Delaware and other corporate jurisdictions.

Offerings of debt securities, which would be senior to our common stock and any preferred stock upon liquidation, or equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend distributions, may adversely affect the market price of our common stock and any preferred stock.

          We have offered preferred stock and may offer debt securities. Additionally, in the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock or common stock or classes of preferred units. Upon liquidation, holders of our debt securities or preferred units and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of shares of preferred stock or common stock, and holders of our debt securities and shares of preferred stock or preferred units and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common or preferred stock, or both. Our preferred stock or preferred units, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our securities and diluting their securities holdings in us.

Securities eligible for future sale may have adverse effects on the market price of our securities.

          We cannot predict the effect, if any, of future sales of securities, or the availability of securities for future sales, on the market price of our outstanding securities. Sales of substantial amounts of common stock (including up to (i) 11,092,075 which are currently issuable, at our option, in exchange for outstanding units in our operating partnership, (ii) 781,658 shares of common stock which were issued in connection with our initial public offering, (iii) 298,239 shares of common stock which were issued to certain of our directors, executive officers and employees of the company and its affiliates and are now fully vested and unrestricted, (iv) 878,878 restricted shares, issued to certain of our executive officers and employees of the company and its affiliates, which are subject to continued employment by such officer or employee and (v) restricted shares issuable to executive officers only if specified performance criteria are satisfied), or the perception that these sales could occur, may adversely affect prevailing market prices for our securities.

          We also may issue from time to time additional securities or units of our operating partnership in connection with the acquisition of properties and we may grant additional demand or piggyback registration rights in connection with these issuances. Sales of substantial amounts of our securities or the perception that these sales could occur may adversely affect the prevailing market price for our securities or may impair our ability to raise capital through a sale of additional debt or equity securities.

We depend on key personnel with long-standing business relationships, the loss of whom could threaten our ability to operate our business successfully.

          Our future success depends, to a significant extent, upon the continued services of our management team. In particular, the lodging industry experience of Messrs. Archie and Montgomery Bennett, Kessler, Brooks,

Kimichik and Nunneley and the extent and nature of the relationships they have developed with hotel franchisors, operators and owners and hotel lending and other financial institutions are critically important to the success of our business. We do not maintain key person life insurance on any of our officers. Although these officers currently have employment agreements with us through 2006 (2007 for Mr. Montgomery Bennett), we cannot assure you of the continued employment of all of our officers. The loss of services of one or more members of our corporate management team could harm our business and our prospects.

An increase in market interest rates may have an adverse effect on the market price of our securities.

          One of the factors that investors may consider in deciding whether to buy or sell our securities is our dividend rate as a percentage of our share or unit price, relative to market interest rates. If market interest rates increase, prospective investors may desire a higher dividend or interest rate on our securities or seek securities paying higher dividends or interest. The market price of our securities likely will be based primarily on the earnings and return that we derive from our investments and income with respect to our properties and our related distributions to stockholders, and not from the market value or underlying appraised value of the properties or investments themselves. As a result, interest rate fluctuations and capital market conditions can affect the market price of our securities. For instance, if interest rates rise without an increase in our dividend rate, the market price of our common or preferred stock could decrease because potential investors may require a higher dividend yield on our common or preferred stock as market rates on interest-bearing securities, such as bonds, rise. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and pay dividends.

Our major policies, including our policies and practices with respect to investments, financing, growth, debt capitalization, REIT qualification and distributions, are determined by our board of directors. Although we have no present intention to do so, our board of directors may amend or revise these and other policies from time to time without a vote of our stockholders. Accordingly, our stockholders will have limited control over changes in our policies and the changes could harm our business, results of operations and share price.

          Changes in our strategy or investment or leverage policy could expose us to greater credit risk and interest rate risk or could result in a more leveraged balance sheet. We cannot predict the effect any changes to our current operating policies and strategies may have on our business, operating results and stock price. However, the effects may be adverse.

THE PRIVATE PLACEMENTS

          In December 2004 and June 2005, we issued, in two tranches, an aggregate of 7,447,865 shares of Series B-1 Preferred Stock to Security Capital Preferred Growth Incorporated (“Security Capital”). The aggregate net proceeds to us from these private placements was approximately $74.7 million. We contributed the aggregate net proceeds from the sale of the Series B-1 Preferred Stock to our operating partnership in exchange for an equal amount of preferred units in the operating partnership which have identical terms as the Series B-1 Preferred Stock.

          Additionally, in July 2005, we issued an aggregate of 2,070,000 shares of common stock to Security Capital, pursuant to certain participation rights granted to Security Capital in December 2004. The aggregate net proceeds to us from this private placement was approximately $18.9 million. We used the net proceeds from the sale of the common stock to partially fund the acquisition of a 30-property hotel portfolio from CNL Hotels and Resorts, Inc. for approximately $465.0 million in cash.

          Pursuant to a registration rights agreement between us and Security Capital, we agreed to file a shelf registration statement under the Securities Act, of which this prospectus is a part, relating to the resale of the Series B-1 Preferred Stock, the common stock issuable upon conversion of the Series B-1 Preferred Stock and any common stock sold to Security Capital pursuant to its participation rights. We are required under the registration rights agreement to maintain the effectiveness of the registration statement until all securities covered by the registration statement have been disposed of pursuant to the registration statement, sold pursuant to Rule 144 under the Securities Act or otherwise transferred in a transaction that would constitute a sale under the Securities Act if such shares may subsequently be resold without restriction under the Securities Act.

USE OF PROCEEDS

          We will not receive any of the proceeds from the sale of the securities offered by this prospectus; however, we will pay certain registration expenses related to this offering.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

          Our historical ratio of earnings to combined fixed charges and preferred stock dividends for the three month period ended March 31, 2005 was 1.02 and for the year ended December 31, 2004 was 1.08. The amount of coverage deficiency for the period August 29, 2003 to December 31, 2003 was $1,843,084. For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, earnings have been calculated by adding fixed charges, excluding capitalized interest, to income (loss) from continuing operations before gains or losses on property sales and (if applicable) minority interest in our operating partnership. Fixed charges consist (if applicable) of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt issuance costs and excludes write-off of debt issuance costs related to early termination of debt and loss on debt extinguishment.

SELLING STOCKHOLDER

          This prospectus relates to the offer and resale, from time to time, of (i) up to 7,447,865 shares of our Series B-1 Preferred Stock; (ii) up to 7,447,865 shares of our common stock issuable upon conversion of the Series B-1 Preferred Stock and (iii) 2,070,000 shares of our common stock, in each case, by Security Capital Preferred Growth Incorporated, the selling stockholder, and its transferees, pledgees, donees or successors.

          The following table sets forth certain information with respect to the selling stockholder and its ownership of shares of our Series B-1 Preferred Stock and common stock as of the date hereof. The registration statement of which this prospectus is a part shall also cover any additional shares of our Series B-1 Preferred Stock or common stock which become issuable in connection with the shares registered for sale by such registration statement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of such securities. Although the selling stockholder may sell none, some or all of the shares offered hereby, and although there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares, for purposes of the table set forth below, we have assumed that the selling stockholder will sell all of the shares of such stockholder offered by this prospectus.

	Number of
	Shares Owned	Number of
	Prior to the	Shares Offered		Shares Owned Following
Selling Stockholder	Offering	Hereby		the Offering
				Shares	Percent
Series B-1 Preferred Stock
Security Capital Preferred Growth Incorporated	7,447,865	7,447,865		—	—

Common Stock
Security Capital Preferred Growth Incorporated	2,070,000	9,517,865	[1]	—	—

[1]	Includes 7,447,865 shares of common stock that may be issued upon conversion of 7,447,865 shares of Series B-1 Preferred Stock.

DESCRIPTION OF CAPITAL STOCK

General

          We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter and our bylaws. The following is a summary of the material provisions of our capital stock. Copies of our charter, including the articles supplementary establishing the Series B-1 Preferred Stock, and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Authorized Stock

          Our charter provides that we may issue up to 200 million shares of voting common stock, par value $.01 per share, and 50 million shares of preferred stock, par value $.01 per share.

Common Stock

          All shares of our common stock covered by this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock.

          Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a plurality of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

          Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of the charter regarding the restrictions on transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.

          Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter does not provide for a lesser percentage for these matters. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary of a corporation can transfer all of its assets without a vote of the corporation’s stockholders.

          Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Series B-1 Preferred Stock

          Holders of Series B-1 Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, out of funds legally available for payment, cash dividends equal to the greater of $0.14 per share or the prevailing common stock dividend. Additionally, if we have breached certain covenants contained in our purchase agreement with Security Capital, failed to cure such breach within 120 days and such breach is continuing, or if we fail to pay dividends on the Series B-1 Preferred Stock for four quarterly dividend periods, the holders of Series B-1 Preferred Stock will be entitled to an additional dividend equal to $0.05015 per share of Series B-1 Preferred Stock. Dividends on the Series B-1 Preferred Stock are cumulative.

          Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, before any payment or distribution shall be made to or set apart for the holders of any junior stock, the holders of Series B-1 Preferred Stock shall be entitled to receive a liquidation preference of $10.07 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our company.

          We can redeem the Series B-1 Preferred Stock, in whole, at any time or, in part, from time to time:

          (i) at any time between June 15, 2007 and June 15, 2008 if (x) the volume weighted average price of our common stock is equal to or greater than the product of 117.5% times the Conversion Price (as defined in the articles supplementary creating the Series B-1 Preferred Stock, which initially is $10.07 per share) and (y) the number of shares of common stock traded during the thirty-day period used in the calculation of volume weighted average price is at least equal to the number of shares of common stock then issuable upon conversion of the Series B-1 Preferred Stock proposed to be redeemed;

          (ii) on and after June 15, 2008; or

          (iii) in the event of a determination by nationally recognized tax counsel that redemption is necessary to preserve our status as a REIT for federal income tax purposes prior to June 15, 2008.

          Each holder of Series B-1 Preferred Stock is entitled to require us to redeem the Series B-1 Preferred Stock for 100% of its liquidation value, plus accrued and unpaid distributions whether or not declared, if a change of control occurs. Additionally, each holder of Series B-1 Preferred Stock is entitled to require us to redeem the Series B-1 Preferred Stock if a REIT termination event occurs or we cease to be listed for trading on the NYSE, the NASDAQ National Market system or the American Stock Exchange, in which case the redemption price for such shares will be equal to (i) 110% of its liquidation value, plus accrued and unpaid distributions whether or not declared, if such repurchase occurs prior to June 15, 2008 or (ii) 100% of the liquidation value, plus accrued and unpaid distributions whether or not declared, if such repurchase occurs on or after June 15, 2008

          Each share of Series B-1 Preferred Stock is convertible, at the option of the holder, at any time into the number of shares of our common stock obtained by dividing $10.07 by the conversion price then in effect. The conversion price is currently $10.07 and is subject to certain adjustments as provided in the articles supplementary creating the Series B-1 Preferred Stock.

          Holders of Series B-1 Preferred Stock are entitled to vote on (i) all matters submitted to the holders of common stock together with the holders of common stock as a single class and (ii) certain matters affecting the Series B-1 Preferred Stock as a separate class. In certain circumstances, our board of directors will be expanded by two seats and the holders of Series B-1 Preferred Stock will be entitled to elect these two directors.

          So long as any share of Series B-1 Preferred Stock is outstanding, in addition to any other vote or consent of stockholders required by law or by the articles supplementary creating the Series B-1 Preferred Stock, the affirmative vote of the holders of 66-2/3% of the outstanding shares of Series B-1 Preferred Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (i) Any amendment, alteration or repeal of any of the provisions of the charter or the articles supplementary creating the Series B-1 Preferred Stock that materially and adversely affects the voting powers, rights, preferences or other terms of the holders of the Series B-1 Preferred Stock;

          (ii) Any issuance of (a) any capital stock or other equity security to which the Series B-1 Preferred Stock would be junior as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up or (b) any capital stock or other equity security which has redemption rights which are more favorable in any material respect to the holder of such security than the redemption rights granted to the holders of the Series B-1 Preferred Stock; and

          (iii) Any merger or consolidation of our company and another entity in which we are not the surviving corporation and each holder of Series B-1 Preferred Stock does not receive shares of the surviving corporation with substantially similar rights, preferences, powers and other terms in the surviving corporation as the Series B-1 Preferred Stock have with respect to us.

          Holders of shares of our Series B-1 Preferred Stock have no preemptive rights to subscribe for any securities of our company.

Power to Issue Additional Shares of Our Common Stock and Preferred Stock

          We believe that the power of our board of directors, without stockholder approval, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholder or otherwise be in their best interest.

Restrictions on Ownership and Transfer

          In order for us to qualify as a REIT under the Internal Revenue Code or “Code,” not more than 50% of the value of the outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made by us). In addition, if we, or one or more owners (actually or constructively) of 10% or more of us, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), the rent received by us (either directly or through any such partnership)

from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made by us).

          Our charter contains restrictions on the ownership and transfer of our capital stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the lesser of the number or value of shares of our common stock outstanding or (ii) 9.8% of the lesser of the number or value of the issued and outstanding preferred or other shares of any class or series of our stock. We refer to this restriction as the “ownership limit.”

          The ownership attribution rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock and thereby subject the common stock to the ownership limit.

          Our board of directors may, in its sole discretion, waive the ownership limit with respect to one or more stockholders who would not be treated as “individuals” for purposes of the Code if it determines that such ownership will not cause any “individual’s” beneficial ownership of shares of our capital stock to jeopardize our status as a REIT (for example, by causing any tenant of ours to be considered a “related party tenant” for purposes of the REIT qualification rules).

          As a condition of our waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.

          In connection with the waiver of the ownership limit or at any other time, our board of directors may decrease the ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our capital stock is in excess of such decreased ownership limit until such time as such person or entity’s percentage of our capital stock equals or falls below the decreased ownership limit, but any further acquisition of our capital stock in excess of such percentage ownership of our capital stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer “individuals” (as defined for purposes of the REIT ownership restrictions under the Code) to beneficially own more than 49.0% of the value of our outstanding capital stock.

          Our charter provisions further prohibit:

•	any person from actually or constructively owning shares of our capital stock that would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

          Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our common stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to qualify, or to continue to qualify, as a REIT.

          Pursuant to our charter, if any purported transfer of our capital stock or any other event would otherwise result in any person violating the ownership limits or the other restrictions in our charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee or owner (collectively referred to hereinafter as the “purported owner”) as to that number of shares in excess of the ownership limit (rounded up to the nearest whole share). The number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us and with any purported owner. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust and all dividends and other distributions paid by us with respect to such “excess” shares prior to the sale by the trustee of such shares shall be paid to the trustee for the beneficiary. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit, then our charter provides that the transfer of the excess shares will be void. Subject to Maryland law, effective as of the date that such excess shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a purported owner prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust, provided that if we have already taken irreversible action, then the trustee shall not have the authority to rescind and recast such vote.

          Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our capital stock at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported owner and any dividends or other distributions held by the trustee with respect to such capital stock will be paid to the charitable beneficiary.

          If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits. After that, the trustee must distribute to the purported owner an amount equal to the lesser of (i) the net price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the net sales proceeds received by the trust for the shares. Any proceeds in excess of the amount distributable to the purported owner will be distributed to the beneficiary.

          Our charter also provides that “Benefit Plan Investors” (as defined in our charter) may not hold, individually or in the aggregate, 25% or more of the value of any class or series of shares of our capital stock to the extent such class or series does not constitute “Publicly Offered Securities” (as defined in our charter).

          All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage as provided in the regulations promulgated under the Code) of the lesser of the number or value of the shares of our outstanding capital stock must give written notice to us within 30 days after the end of each calendar year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of our stock as our board of directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements or any taxing authority or governmental agency or to determine any such compliance.

          All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

          These ownership limits could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price over the then prevailing market price for the holders of some, or a majority, of our outstanding shares of common stock or which such holders might believe to be otherwise in their best interest.

Transfer Agent and Registrar

          The transfer agent and registrar for our common stock and preferred stock is Equiserve Trust Company, N.A.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

          The following is a summary of certain provisions of Maryland law and of our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The Board of Directors

          Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL nor more than 15. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors.

          Pursuant to our charter, each member of our board of directors will serve one year terms and until their successors are elected and qualified. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders at which our board of directors is elected, the holders of a plurality of the shares of our common stock will be able to elect all of the members of our board of directors.

Business Combinations

          Maryland law prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates as asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

          A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

          After the five year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of common stock; and

•	two-thirds of the votes entitled to be cast by holders of the common stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

          These super-majority vote requirements do not apply if certain fair price requirements set forth in the MGCL are satisfied.

          The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

          Our charter includes a provision excluding the corporation from these provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any interested stockholder of ours unless we later amend our charter, with stockholder approval, to modify or eliminate this provision. Any such amendment may not be effective until 18 months after the stockholder vote and may not apply to any business combination involving us and an interested stockholder (or affiliate) who became an interested stockholder on or before the date of the vote. We believe that our ownership restrictions will substantially reduce the risk that a stockholder would become an “interested stockholder” within the meaning of the Maryland business combination statute.

Control Share Acquisitions

          The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

          A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

          If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

          The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.

          Our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock and, consequently, the applicability of the control share acquisitions unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.

Amendment to Our Charter

          Our charter may be amended only if declared advisable by the board of directors and approved by the affirmative vote of the holders of at least two-thirds of all of the votes entitled to be cast on the matter.

Dissolution of Our Company

          The dissolution of our company must be declared advisable by the board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

          Our bylaws provide that:

•	with respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon will be those properly brought before the annual meeting:

-	pursuant to our notice of the meeting;

-	by, or at the direction of, a majority of our board of directors; or

-	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws;

•	with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders unless otherwise provided by law; and

•	nominations of persons for election to our board of directors at any annual or special meeting of stockholders may be made only:

-	by, or at the direction of, our board of directors; or

-	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

          The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. Likewise, if our company’s charter were to be amended to avail the corporation of the business combination provisions of the MGCL or to remove or modify the provision in the charter opting out of the control share acquisition provisions of the MGCL, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

          Our charter and the partnership agreement provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by the MGCL, as amended from time to time.

          The MGCL permits a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

-	was committed in bad faith; or

-	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

          However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

          The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

          Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

          Our bylaws also obligate us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described in second and third bullet points above and to any employee or agent of our company or a predecessor of our company.

          The partnership agreement of our operating partnership provides that we, as general partner, and our officers and directors are indemnified to the fullest extent permitted by law. See “Partnership Agreement — Exculpation and Indemnification of the General Partner.”

          Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Securities and

Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PARTNERSHIP AGREEMENT

Management

          Ashford Hospitality Limited Partnership, our operating partnership, has been organized as a Delaware limited partnership. One of our wholly-owned subsidiaries is the sole general partner of this partnership, and one of our subsidiaries holds limited partnership units in this partnership. The substantial majority of the limited partnership units not owned by our company are owned by certain of our executives, employees and employees of our affiliates. In the future, we may issue additional interests in our operating partnership to third parties.

          Pursuant to the partnership agreement of the operating partnership, we, as the sole general partner, generally have full, exclusive and complete responsibility and discretion in the management, operation and control of the partnership, including the ability to cause the partnership to enter into certain major transactions, including acquisitions, developments and dispositions of properties, borrowings and refinancings of existing indebtedness. No limited partner may take part in the operation, management or control of the business of the operating partnership by virtue of being a holder of limited partnership units.

          Our subsidiary may not be removed as general partner of the partnership. Upon the bankruptcy or dissolution of the general partner, the general partner shall be deemed to be removed automatically.

          The limited partners of our operating partnership have agreed that in the event of a conflict in the fiduciary duties owed (i) by us to our stockholders and (ii) by us, as general partner of the operating partnership, to those limited partners, we may act in the best interests of our stockholders without violating our fiduciary duties to the limited partners of the operating partnership or being liable for any resulting breach of our duties to the limited partners.

Transferability of Interests

          General Partner. The partnership agreement provides that we may not transfer our interest as a general partner (including by sale, disposition, merger or consolidation) except:

•	in connection with a merger of the operating partnership, a sale of substantially all of the assets of the operating partnership or other transaction in which the limited partners receive a certain amount of cash, securities or property; or

•	in connection with a merger of us or the general partner into another entity, if the surviving entity contributes substantially all its assets to the operating partnership and assumes the duties of the general partner under the operating partnership agreement.

          Limited Partner. The partnership agreement prohibits the sale, assignment, transfer, pledge or disposition of all or any portion of the limited partnership units without our consent, which we may give or withhold in our sole discretion. However, an individual partner may donate his units to his immediate family or a trust wholly owned by his immediate family, without our consent. In addition, the partnerships contributing our initial hotel properties to us in exchange for units in our operating partnership may transfer those units to their partners, without our consent. The partnership agreement contains other restrictions on transfer if, among other things that transfer:

•	would cause us to fail to comply with the REIT rules under the Internal Revenue Code, or

•	would cause us to become a publicly-traded partnership under the Internal Revenue Code.

Capital Contributions

          The partnership agreement provides that if the partnership requires additional funds at any time in excess of funds available to the partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the partnership. Under the partnership agreement, we are obligated to contribute the proceeds of any offering of stock as additional capital to the partnership. The operating partnership is authorized to cause the partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in both the partnership’s and our best interests.

          The partnership agreement provides that we may make additional capital contributions, including properties, to the partnership in exchange for additional partnership units. If we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of such additional capital contributions and the value of the partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, the capital accounts of the partners will be adjusted upward or downward to reflect any unrealized gain or loss attributable to our properties as if there were an actual sale of such properties at the fair market value thereof. Limited partners have no preemptive right to make additional capital contributions.

          The operating partnership could issue preferred partnership interests in connection with acquisitions of property or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from the partnership, including the partnership interests that our wholly-owned subsidiaries own.

Redemption Rights

          Under the partnership agreement, we have granted to each limited partner (other than our subsidiary) the right to redeem their limited partnership units. This right may be exercised at the election of that limited partner by giving us written notice, subject to some limitations. The purchase price for the limited partnership units to be redeemed will equal the fair market value of our common stock. The purchase price for the limited partnership units may be paid in cash, or, in our discretion, by the issuance by us of a number of shares of our common stock equal to the number of limited partnership units with respect to which the rights are being exercised. However, no limited partner will be entitled to exercise its redemption rights to the extent that the issuance of common stock to the redeeming partner would be prohibited under our charter or, if after giving effect to such exercise, would cause any person to own, actually or constructively, more than 9.8% of our common stock, unless such ownership limit is waived by us in our sole discretion.

          In all cases, however, no limited partner may exercise the redemption right for fewer than 1,000 partnership units or, if a limited partner holds fewer than 1,000 partnership units, all of the partnership units held by such limited partner.

          Currently, the aggregate number of shares of common stock issuable upon exercise of the redemption rights is 11,092,075. The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions.

Operations

          The partnership agreement requires the partnership to be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to minimize any excise tax liability imposed by the Internal Revenue Code and to ensure that the partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code.

          In addition to the administrative and operating costs and expenses incurred by the partnership, the partnership will pay all of our administrative costs and expenses. These expenses will be treated as expenses of the partnership and will generally include:

•	all expenses relating to our continuity of existence;

•	all expenses relating to offerings and registration of securities;

•	all expenses associated with the preparation and filing of any of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

•	all of our other operating or administrative costs incurred in the ordinary course of its business on behalf of the partnership.

Distributions

          The partnership agreement provides that the partnership will make cash distributions in amounts and at such times as determined by us in our sole discretion, to us and other limited partners in accordance with the respective percentage interests of the partners in the partnership.

          Upon liquidation of the partnership, after payment of, or adequate provisions for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with the respective positive capital account balances of the partners.

Allocations

          Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to us and the other limited partners in accordance with the respective percentage interests of the partners in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Internal Revenue Code sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder. The partnership will use the “traditional method” under Internal Revenue Code section 704(c) for allocating items with respect to which the fair market value at the time of contribution differs from the adjusted tax basis at the time of contribution for a hotel.

Amendments

          Generally, we, as the general partner of the operating partnership, may amend the partnership agreement without the consent of any limited partner to clarify the partnership agreement, to make changes of an inconsequential nature, to reflect the admission, substitution or withdrawal of limited partners, to reflect the issuance of additional partnership interests or if, in the opinion of counsel, necessary or appropriate to satisfy the Code with respect to partnerships or REITs or federal or state securities laws. However, any amendment which alters or changes the distribution or redemption rights of a limited partner (other than a change to reflect the seniority of any distribution or liquidation rights of any preferred units issued in accordance with the partnership agreement), changes the method for allocating profits and losses, imposes any obligation on the limited partners to make additional capital contributions or adversely affects the limited liability of the limited partners requires the consent of holders of 66 2/3% of the limited partnership units, excluding our indirect ownership of limited partnership units. Other amendments require approval of the general partner and holders of 50% of the limited partnership units.

          In addition, the operating partnership may be amended, without the consent of any limited partner, in the event that we or any of our subsidiaries engages in a merger or consolidation with another entity and immediately after such transaction the surviving entity contributes to the operating partnership substantially all of the assets of such surviving entity and the surviving entity agrees to assume our subsidiary’s obligation as general partner of the partnership. In such case, the surviving entity will amend the operating partnership agreement to arrive at a new method for calculating the amount a limited partner is to receive upon redemption or conversion of a partnership unit (such method to approximate the existing method as much as possible).

Exculpation and Indemnification of the General Partner

          The partnership agreement of our operating partnership provides that neither the general partner, nor any of its directors and officers will be liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if the general partner acted in good faith.

          In addition, the partnership agreement requires our operating partnership to indemnify and hold the general partner and its directors, officers and any other person it designates, harmless from and against any and all claims arising from operations of the operating partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,

•	the indemnitee actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

          No indemnitee may subject any partner of our operating partnership to personal liability with respect to this indemnification obligation as this indemnification obligation will be satisfied solely out of the assets of the partnership.

Term

          The partnership has a perpetual life, unless dissolved upon:

•	the general partner’s bankruptcy or dissolution or withdrawal (unless the limited partners elect to continue the partnership);

•	the passage of 90 days after the sale or other disposition of all or substantially all the assets of the partnership;

•	the redemption of all partnership units (other than those held by us, if any); or

•	an election by us in our capacity as the sole owner of the general partner.

Tax Matters

          The general partner is the tax matters partner of the operating partnership. We have the authority to make tax elections under the Internal Revenue Code on behalf of the partnership. The net income or net loss of the operating partnership will generally be allocated to us and the limited partners in accordance with our respective percentage interests in the partnership, subject to compliance with the provisions of the Internal Revenue Code.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

          The following discussion is a summary of the material federal income tax considerations that may be relevant to a prospective holder of common stock, and, unless otherwise noted in the following discussion, expresses the opinion of Andrews Kurth LLP insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters. The discussion does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, financial institutions or broker-dealers, tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders”), of foreign corporations and persons who are not citizens or residents of the United States (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders”).

          The statements of law in this discussion and the opinion of Andrews Kurth LLP are based on current provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” existing temporary and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

          On October 22, 2004, President Bush signed into law the American Jobs Creation Act of 2004 (the “Jobs Act”). In general, starting with our 2005 taxable year, the Jobs Act modifies the REIT income tests, asset tests and other requirements for maintaining REIT qualification. In addition, the Jobs Act will affect the treatment of non-U.S. stockholders. The Jobs Act also contains a number of relief provisions that make it easier for REITs to satisfy some of the REIT income and asset tests, while other relief provisions enable REITs to prevent terminations of their REIT status due to inadvertent violations of some of the technical REIT requirements. As with any new legislation, there may be some uncertainties regarding the particular application of the new provisions.

          We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our common stock and of our election to be taxed as a REIT. Specifically, we urge you to consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election and regarding potential changes in applicable tax laws.

Taxation of Our Company

          We are currently taxed as a REIT under the federal income tax laws. We believe that we are organized and operate in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

          Andrews Kurth LLP has acted as our counsel in connection with the offering. In the opinion of Andrews Kurth LLP, for the taxable years ending December 31, 2003 and December 31, 2004, we qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and our organization and present and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware that Andrews Kurth LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our properties and the future conduct of our business, and is not binding upon the Internal Revenue Service or any court. In addition, Andrews Kurth LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Andrews Kurth LLP has reviewed those matters in connection with the foregoing opinion, Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

          If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	Under certain circumstances, we may be subject to the “alternative minimum tax” on items of tax preference.

•	We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of this required distribution over the amount we actually distributed.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that a timely designation of such gain is made by us to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax generally is the lesser of: (1) the amount of gain that we recognize at the time of the sale or disposition; or (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

•	We will incur a 100% excise tax on transactions with a “taxable REIT subsidiary” that are not conducted on an arm’s-length basis.

•	After 2004, if we fail to satisfy certain asset tests, described below under “- Asset Tests,” by more than a de minimis threshold, and nonetheless continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax of the greater of $50,000 or at the highest corporate rate on the income generated by the non-qualifying assets.

•	After 2004, we may be subject to a $50,000 tax for each such failure if we fail to satisfy certain REIT qualification requirements, other than income tests or asset tests, and such failure is due to reasonable cause and not willful neglect.

Requirements for Qualification

          A REIT is a corporation, trust, or association that meets the following requirements:

          1. it is managed by one or more trustees or directors;

          2. its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest;

          3. it would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws;

          4. it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

          5. at least 100 persons are beneficial owners of its shares or ownership certificates;

          6. no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include certain entities, during the last half of each taxable year;

          7. it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

          8. it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

          9. it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions.

          We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding shares of our common stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

          We have issued sufficient common stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of the common stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of the common stock are described in “Description of Our Capital Stock — Restrictions on Ownership and Transfer.”

          A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a taxable REIT subsidiary (“TRS”), all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described in this section, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of that subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. Similarly, any wholly owned limited liability company that we own will be disregarded, and all assets, liabilities and items of income, deduction and credit of such limited liability company will be treated as ours.

          In the case of a REIT that is a partner in a partnership, in general, the REIT is treated as owning its proportionate share (based on capital interests) of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of our operating partnership and of any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own or will acquire an interest, directly or indirectly (each, a “Partnership” and, together, the “Partnerships”), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

          Subject to restrictions on the value of TRS securities held by the REIT, a REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation. A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated but is permitted to lease hotels from a related REIT as long as the hotels are operated on behalf of the TRS by an “eligible independent contractor.” We formed and made a timely election with respect to two TRSs, Ashford TRS Corporation (and each of its corporate subsidiaries) and Ashford TRS VI Corporation. Each of our properties is leased or owned by one of our TRSs. Additionally, we may form or acquire one or more additional TRSs in the future. See “— Taxable REIT Subsidiaries.”

Income Tests

          We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends and gain from the sale of shares in other REITs; and

•	gain from the sale of real estate assets.

          Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of dividends and interest, gain from the sale or disposition of stock or securities, income from certain hedging transactions, or any combination of the foregoing. Note that for taxable years beginning after December 31, 2004, if we enter into a transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets and we properly identify the hedges as required by Treasury regulations, the income from the transaction will be excluded from gross income for purposes of the 95% gross income test (but not for purposes of the 75% gross income test). Gross income from our sale of any property that we hold primarily for sale to customers in the ordinary course of business is excluded from both income tests. The following paragraphs discuss the specific application of the gross income tests to us.

          Rents from Real Property. Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or gross sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our shares of common stock may own, actually or constructively, 10% or more of a tenant other than a TRS from whom we receive rent.

•	Third, if the rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as “rents from real property.”

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated, from whom we do not derive revenue, and who does not, directly or through its stockholders, own more than 35% of our shares of common stock, taking into consideration the applicable ownership attribution rules. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in the geographic area in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties. See “— Taxable REIT Subsidiaries.”

          Pursuant to percentage leases, a TRS leases each of our properties not owned by a TRS. The percentage leases provide that a TRS is obligated to pay to the Partnerships (1) a minimum base rent plus percentage rent based on gross revenue and (2) “additional charges” or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by room revenues for each of the hotels. Both base rent and the thresholds in the percentage rent formulas will be adjusted for inflation.

          In order for the base rent, percentage rent, and additional charges to constitute “rents from real property,” the percentage leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement; and

•	the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property.

          In addition, federal income tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not:

•	the service recipient is in physical possession of the property;

•	the service recipient controls the property;

•	the service recipient has a significant economic or possessory interest in the property, or whether the property’s use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property’s operating costs, or the recipient bears the risk of damage to or loss of the property;

•	the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

•	the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

•	the total contract price substantially exceeds the rental value of the property for the contract period.

          Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor will not be dispositive in every case.

          We believe that the percentage leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts:

•	the Partnerships, on the one hand, and a TRS, on the other hand, intend for their relationship to be that of a lessor and lessee, and such relationship is documented by lease agreements;

•	a TRS has the right to the exclusive possession, use, and quiet enjoyment of the hotels during the term of the percentage leases;

•	a TRS bears the cost of, and is responsible for, day-to-day maintenance and repair of the hotels and generally dictates how the hotels are operated, maintained, and improved;

•	a TRS bears all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases, other than real estate;

•	a TRS benefits from any savings in the costs of operating the hotels during the term of the percentage leases;

•	a TRS generally has indemnified the Partnerships against all liabilities imposed on the Partnerships during the term of the percentage leases by reason of (1) injury to persons or damage to property occurring at the hotels, (2) the TRS’ use, management, maintenance, or repair of the hotels, (3) any environmental liability caused by acts or grossly negligent failures to act of the TRS, (4) taxes and assessments in respect of the hotels that are the obligations of the TRS, or (5) any breach of the percentage leases or of any sublease of a hotel by the TRS;

•	a TRS is obligated to pay substantial fixed rent for the period of use of the hotels;

•	a TRS stands to incur substantial losses or reap substantial gains depending on how successfully it operates the hotels;

•	the Partnerships cannot use the hotels concurrently to provide significant services to entities unrelated to a TRS; and

•	the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases.

          Investors should be aware that there are no controlling Treasury regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that the Partnerships receive from a TRS may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status.

          As described above, in order for the rent received by us to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of gross receipts or gross sales and the percentages:

•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

          More generally, the percentage rent will not qualify as “rents from real property” if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenues from the hotels that are established in the percentage leases, and we have represented to Andrews Kurth LLP that the percentages (1) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (2) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we have represented to Andrews Kurth LLP that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.

          Another requirement for qualification of our rent as “rents from real property” is that we must not own, actually or constructively, 10% or more of the stock of any corporate lessee or 10% or more of the assets or net profits of any non-corporate lessee (a “related party tenant”). This rule, however, does not apply to rents for hotels leased to a TRS if an “eligible independent contractor” operates the hotel for the TRS.

          A third requirement for qualification of our rent as “rents from real property” is that the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each hotel, we believe either that the personal property ratio is less than 15% or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the Internal Revenue Service would not challenge our calculation of a personal property ratio or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 95% or 75% gross income test and thus could lose our REIT status.

          A fourth requirement for qualification of our rent as “rents from real property” is that, other than within the 1% de minimis exception described above (i.e., we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property) and other than through a TRS, we cannot furnish or render noncustomary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Provided that the percentage leases are respected as true leases, we should satisfy that requirement, because the Partnerships will not perform any services other than customary services for a TRS. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform noncustomary services for a TRS.

          If a portion of our rent from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we could lose our REIT status. If the rent from a particular hotel does not qualify as “rents from real property” because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee is a related party tenant other than a TRS, or (3) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through an eligible independent contractor or a TRS, none of the rent from that hotel would qualify as “rents from real property.” In that case, we likely would be unable to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status. However, in either situation we may still qualify as a REIT if the relief described below under “—Failure to Satisfy Gross Income Tests” is available to us.

          In addition to the rent, a lessee is required to pay to the Partnerships certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that the Partnerships are obligated to pay to third parties or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges represent interest that is accrued on the late payment of the rent or additional charges, such charges will not qualify as “rents from real property,” but instead should be treated as interest that qualifies for the 95% gross income test.

Interest

          The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

          While certain of our existing mezzanine loans are not secured by a direct interest in real property, other of our mezzanine loans are, and future mezzanine loans may be. In Revenue Procedure 2003-65, the Internal Revenue Service established a safe harbor under which interest from loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although we anticipate that most or all of any mezzanine loans that we make or acquire will qualify for the safe harbor requirements in Revenue Procedure 2003-65, it is possible that we may make or acquire some mezzanine loans that do not qualify for the safe harbor. In those cases, the interest income from the loans will be qualifying income for purposes of the 95% gross income test but potentially will not be qualifying income for purposes of the 75% gross income test. We will make or acquire mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 only to the extent that the interest from those loans, combined with our other nonqualifying income, will not cause us to fail to satisfy the 75% gross income test.

Prohibited Transactions

          A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of the assets owned by the Partnerships is held for sale to customers and that a sale of any such asset would not be in the ordinary course of the owning entity’s business. We will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that the Partnerships will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”

Foreclosure Property

          We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify for purposes of the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured; and

•	for which such REIT makes a proper election to treat such property as foreclosure property.

          However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

•	which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

          As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee’s leasehold interest, and we are unable to find a replacement lessee for the hotel within 90 days of such foreclosure, gross income from hotel operations conducted by us from such hotel would cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor to manage and operate the hotel. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.

Hedging Transactions

          From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. For taxable years beginning before January 1, 2005, to the extent that we entered into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments during such years, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. For taxable years beginning after December 31, 2004, if we enter into a transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings under or to be made to acquire or carry real estate assets and we properly identify the transactions as required by Treasury regulations, the income from the transaction and any gain from the disposition of such transaction are excluded from gross income in applying the 95% gross income test but not the 75% gross income test. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. The REIT income and asset rules may limit our ability to hedge loans or securities acquired as investments.

Failure to Satisfy Gross Income Tests

          If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect;

•	for years ending before January 1, 2005, we attach a schedule of the sources of our income to our tax return; and any incorrect information on the schedule was not due to fraud with intent to evade tax; and

•	for years beginning after December 31, 2004, following our identification of the failure to meet one or both gross income tests for a taxable year, a description of each item of our gross income included in the 75% and 95% gross income tests is set forth in a schedule for such taxable year filed as specified by Treasury regulations.

          We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

          To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

•	First, at least 75% of the value of our total assets must consist of:

-	cash or cash items, including certain receivables;

-	government securities;

-	interests in real property, including leaseholds and options to acquire real property and leaseholds;

-	interests in mortgages on real property;

-	stock in other REITs; and

-	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term.

•	Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

•	Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.

•	Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

          For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, or equity interests in a partnership. The 10% value test does not take into account “straight debt” issued by an individual, an estate or certain corporations or partnerships.

          We believe that our existing mezzanine loans that are secured only by ownership interests in an entity owning real property qualify for the safe harbor in Revenue Procedure 2003-65, pursuant to which mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test. We may make or acquire some mezzanine loans that are secured only by a first priority security interest in ownership interests in a partnership or limited liability company and that do not qualify for the safe harbor in Revenue Procedure 2003-65 relating to the 75% asset test and that do not qualify as “straight debt” for purposes of the 10% value test. We will make or acquire mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 or as “straight debt” securities only to the extent that such loans will not cause us to fail the asset tests described above.

          If we failed to satisfy the asset tests at the end of a calendar quarter prior to January 1, 2005, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose. Beginning in 2005, if we fail to satisfy the 5% or 10% asset tests for a particular quarter and do not correct it within the 30 day period described in the prior sentence, we will not lose our REIT status if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (i) 1% of the total value of our assets at the end of the quarter for which such measurement is done or (ii) $10,000,000; provided in either case that we either dispose of the assets within 6 months after the last day of the quarter in which we identify the failure (or such other time period prescribed by the Treasury), or otherwise meet the requirements of those rules by the end of such time period. In addition, if we fail to meet any asset test for a particular quarter and the failure exceeds the de minimis threshold described above, we still will be deemed to have satisfied the requirements if: (i) following our identification of the failure, we file a schedule with a description of each asset that caused the failure in accordance with regulations prescribed by the Treasury; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) we dispose of the assets within 6 months after the last day of the quarter in which the identification occurred, or such other time period prescribed by the Treasury, or the requirements of the rules are otherwise met within such period; and (iv) we pay a tax on the failure which is the greater of $50,000 or an amount determined by multiplying the highest rate of income tax for corporations, by the net income generated by the assets for the period beginning on the first date of the failure and ending on the date we have disposed of the assets or otherwise satisfy the requirements.

Distribution Requirements

          Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of certain items of non-cash income.

          We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration. Any dividends declared in the last three months of the taxable year, payable to stockholders of record on a specified date during such period, will be treated as paid on December 31 of such year if such dividends are distributed during January of the following year.

          We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Stockholders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

          It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses, and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, under some of the percentage leases, the percentage rent is not due until after the end of the calendar quarter. In that case, we still would be required to recognize as income the excess of the percentage rent over the base rent paid by the lessee in the calendar quarter to which such excess relates. In addition, we may not deduct recognized capital losses from our “REIT taxable income.” Any taxes or penalties paid as a result of our failure to satisfy one or more requirements for REIT qualification, other than the 95% and 75% income tests and the asset tests, are deducted from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

          Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

          To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of common stock. We intend to comply with such requirements.

Failure to Qualify

          If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax on our taxable income at regular corporate rates and any applicable alternative minimum tax. In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as regular corporate dividends. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

          As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

          As long as we qualify as a REIT, (1) a taxable “U.S. stockholder” must take into account distributions that are made out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain as ordinary income, and (2) a U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the new 15% tax rate for “qualified dividend income.” The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the maximum tax rate for non-corporate taxpayers on qualified dividend income from 38.6% to 15% for tax years 2003 through 2008. Without future congressional action, the maximum tax rate on qualified dividend income will move to 35% in 2009 and 39.6% in 2011. Qualified dividend income generally includes most U.S. noncorporate stockholders but does not generally include REIT dividends. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as our TRS, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

          A U.S. stockholder generally will report distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

          We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain, to the extent that we designate such amount in a timely notice to such stockholder. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

          To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder’s common stock. Instead, such distribution will reduce the adjusted tax basis of such common stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted tax basis in its common stock, such stockholder will recognize long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

          Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income generally. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of the common stock generally will be treated as investment income for purposes of the investment interest limitations.

          We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Tax Consequences Upon Conversion of Preferred Stock Into Common Stock

          Generally, except with respect to cash received in lieu of fractional shares, no gain or loss is recognized upon the conversion of shares of preferred stock into shares of common stock. The tax basis of a holder of shares of preferred stock (a “Preferred Holder”) in the shares of common stock received is equal to that holder’s tax basis in the shares of preferred stock surrendered in the conversion, reduced by any basis attributable to fractional shares deemed received, and the holding period for the shares of common stock includes the Preferred Holder’s holding period for the shares of preferred stock. Based on the IRS’s present advance ruling policy, cash received, in lieu of a fractional share of common stock upon conversion of shares of preferred stock should be treated as a payment in redemption of the fractional share interest in those shares of common stock. See “ – Redemption of Preferred Stock” below.

Deemed Dividends on Preferred Stock

          The conversion price of the shares of Series B-1 Preferred Stock may be adjusted if we make distributions of stock, cash, or other property to our stockholders in some circumstances. While we do not presently contemplate making distributions in any of these circumstances, if we make a distribution of cash or property resulting in an adjustment to the conversion price, a Preferred Holder may be viewed as receiving a “deemed distribution” which is taxable as a dividend under Sections 301 and 305 of the Code.

Redemption of Preferred Stock

          The treatment to be accorded to any redemption by us of shares of preferred stock can only be determined on the basis of particular facts as to each Preferred Holder at the time of redemption. In general a Preferred Holder will recognize capital gain or loss measured by the difference between the amount realized by the Preferred Holder upon the redemption and its adjusted tax basis in the shares of preferred stock redeemed (provided the shares of preferred stock are held as a capital asset) if that redemption (i) results in a “complete termination” of the Preferred Holder’s interest in all classes of our capital stock under Section 302(b)(3) of the Code; (ii) is “substantially disproportionate” with respect to the holder’s interest in the Company under Section 302(b)(2) of the Code; or (iii) is “not essentially equivalent to a dividend” with respect to the Preferred Holder under Section 302(b)(1) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the Preferred Holder by reason of constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular Preferred Holder depends on the facts and circumstances at the time when the determination must be made, prospective investors are advised to consult their own tax advisors to determine their tax treatment.

          If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from the shares of preferred stock will be treated as a distribution on the shares of preferred stock as described under “ – Taxation of Taxable U.S. Stockholders.” If the redemption is taxed as a dividend, the Preferred Holder’s adjusted tax basis in the shares of preferred stock will be transferred to its other share holdings in the Company. If, however, the Preferred Holder has no remaining share holdings in our company, that basis could be transferred to a related person or it may be lost.

Taxation of U.S. Stockholders on the Disposition of Common Stock

          In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. stockholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other common stock within 30 days before or after the disposition.

Capital Gains and Losses

          A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 35%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

          We will report to our stockholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

          A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. See “— Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

          Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, if we are a “pension-held REIT,” a qualified employee pension or profit sharing trust that owns more than 10% of our shares of common stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. That percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of common stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our common stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our common stock in proportion to their actuarial interests in the pension trust (see “— Requirements for Qualification” above); and

•	either (1) one pension trust owns more than 25% of the value of our common stock or (2) a group of pension trusts individually holding more than 10% of the value of our common stock collectively owns more than 50% of the value of our common stock.

          The ownership and transfer restrictions in our charter reduce the risk that we may become a “pension-held REIT.”

Taxation of Non-U.S. Stockholders

          The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (collectively, “non-U.S. stockholders”) are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our common stock, including any reporting requirements.

          A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. A non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

          A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such common stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

          We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

          For taxable years beginning after December 31, 2004, a non-U.S. stockholder will incur tax on any distribution made by us to the extent attributable to gain from sales or exchanges of “U.S. real property interests” under special provisions of the federal income tax laws referred to as “FIRPTA.” The term “U.S. real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. Any class of stock which is regularly traded on an established securities market located in the United States, such as our common stock, shall not be treated as gain recognized from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the taxable year within which the distribution is received. The distribution will be treated as an ordinary dividend to the non-U.S. stockholder and taxed as an ordinary dividend that is not a capital gain. A non-U.S. stockholder is not required to file a U.S. federal income tax return by reason of receiving such a distribution, and the branch profits tax no longer applies to such a distribution. However, the distribution will be subject to U.S. federal income tax withholding as an ordinary dividend as described above.

          A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our common stock. We cannot assure you that that test will be met. However, a non-U.S. stockholder that owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period will not incur tax under FIRPTA with respect to any such gain if the common stock is “regularly traded” on an established securities market. To the extent that our common stock will be regularly traded on an established securities market, a non-U.S. stockholder will not incur tax under FIRPTA unless it owns more than 5% of our common stock. If the gain on the sale of the common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

Other Tax Consequences

Tax Aspects of Our Investments in the Partnerships

          The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in the Partnerships. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

          Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

          Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Each Partnership intends to be classified as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes, and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

          A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).

          Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership qualifies for the private placement exclusion.

          We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership or a disregarded entity, for federal income tax purposes, we likely would not be able to qualify as a REIT. See “Federal Income Tax Consequences of Our Status as a REIT — Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “Federal Income Tax Consequences of Our Status as a REIT — Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners

          Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

          Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

          Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.

          Under our operating partnership’s partnership agreement, depreciation or amortization deductions of the operating partnership generally will be allocated among the partners in accordance with their respective interests in the operating partnership, except to the extent that the operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions. In addition, gain or loss on the sale of a property that has been contributed, in whole or in part, to the operating partnership will be specially allocated to the contributing partners to the extent of any built-in gain or loss with respect to such property for federal income tax purposes.

          Basis in Partnership Interest. Our adjusted tax basis in our partnership interest in the operating partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to the operating partnership;

•	increased by our allocable share of the operating partnership’s income and our allocable share of indebtedness of the operating partnership; and

•	reduced, but not below zero, by our allocable share of the operating partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of the operating partnership.

          If the allocation of our distributive share of the operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in the operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the operating partnership’s distributions, or any decrease in our share of the indebtedness of the operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

          Depreciation Deductions Available to the Operating Partnership. To the extent that the operating partnership acquires its hotels in exchange for cash, its initial basis in such hotels for federal income tax purposes generally was or will be equal to the purchase price paid by the operating partnership. The operating partnership depreciates such depreciable hotel property under either the modified accelerated cost recovery system of depreciation (“MACRS”) or the alternative depreciation system of depreciation (“ADS”). The operating partnership uses MACRS for furnishings and equipment. Under MACRS, the operating partnership generally depreciates such furnishings and equipment over a seven-year recovery period using a 200% declining balance method and a half-year convention. If, however, the operating partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. The operating partnership uses ADS for buildings and improvements. Under ADS, the operating partnership generally depreciates such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention.

          To the extent that the operating partnership acquires hotels in exchange for its units of limited partnership interest, its initial basis in each hotel for federal income tax purposes should be the same as the transferor’s basis in that hotel on the date of acquisition. Although the law is not entirely clear, the operating partnership generally depreciates such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The operating partnership’s tax depreciation deductions are allocated among the partners in accordance with their respective interests in the operating partnership, except to the extent that the operating partnership is required under the federal income tax laws to use a method for allocating depreciation deductions attributable to the hotels or other contributed properties that results in our receiving a disproportionately large share of such deductions.

Sale of a Partnership’s Property

          Generally, any gain realized by us or a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

          Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “Federal Income Tax Consequences of Our Status as a REIT — Income Tests.” We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Taxable REIT Subsidiaries

          As described above, we own 100% of the stock of two TRSs, Ashford TRS Corporation and Ashford TRS VI Corporation. A TRS is a fully taxable corporation for which a TRS election is properly made. A TRS may lease hotels from us under certain circumstances, provide services to our tenants, and perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other assets that are not qualifying assets for purposes of the 75% asset test.

          A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. However, rents received by us from a

TRS pursuant to a hotel lease will qualify as “rents from real property” as long as the hotel is operated on behalf of the TRS by a person who satisfies the following requirements:

•	such person is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS;

•	such person does not own, directly or indirectly, more than 35% of our common stock;

•	no more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our common stock; and

•	we do not directly or indirectly derive any income from such person.

          A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

          The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and us or our tenants that are not conducted on an arm’s-length basis.

          We have formed and made a timely election with respect to Ashford TRS Corporation and each of its corporate subsidiaries and Ashford TRS VI Corporation, which lease or own each of our properties. Additionally, we may form or acquire additional TRSs in the future.

State and Local Taxes

          We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

PLAN OF DISTRIBUTION

          We are registering the shares of Series B-1 Preferred Stock and common stock covered by this prospectus for resale pursuant to our obligations under a registration rights agreement to provide the transferees of the selling stockholder with freely tradable securities. Registration does not, however, necessarily mean that any shares of the Series B-1 Preferred Stock will be submitted for conversion or that shares of common stock to be issued upon such conversion or any other shares of common stock covered by this prospectus will be offered or sold by the selling stockholder.

          The selling stockholder, or its pledgees, donees, transferees or other successors in interest, may offer and sell the securities covered by this prospectus in the following manner:

•	on the New York Stock Exchange or other national exchange or quotation system on which such securities are listed or traded at the time of sale;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in underwritten transactions; or

•	otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

The offering price of the securities covered by this prospectus and offered from time to time will be determined by the selling stockholder and, at the time of determination, may be higher or lower than the market price of the common stock on the New York Stock Exchange.

          The selling stockholder also may resell all or a portion of the common stock covered by this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided it meets the criteria and conforms to the requirements of such rule.

          In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or from purchasers of offered securities for whom they may act as agents, and underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers from whom they may act as agents.

          Offered securities may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which offered securities may be sold include:

•	a block trade in which the broker-dealer so engaged will attempt to sell offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an exchange distribution in accordance with the rules of the exchange or quotation system;

•	privately negotiated transactions; and

•	underwritten transactions.

          The selling stockholder and any underwriters, dealer or agents participating in the distribution of offered securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. Any profit on the sale of offered securities by the selling stockholder and any commissions received by any such broker-dealers may be deemed to be underwriting commissions under the Securities Act of 1933.

          When the selling shareholder elects to make a particular offer of securities, a prospectus supplement, if required, will be distributed that identifies any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such selling stockholder and any other required information.

          In order to comply with state securities laws, if applicable, offered securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, offered securities may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

          We have agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933 of the securities covered by this prospectus, including, but not limited to, all registration and filing fees, printing expenses and fees and disbursements of our legal counsel and accountants. The selling stockholder will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholder and stock transfer and other taxes attributable to the sale of securities covered by this prospectus.

EXPERTS

          The consolidated and combined financial statements of Ashford Hospitality Trust, Inc. and the predecessor appearing in Ashford Hospitality Trust, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2004 (including the schedule appearing therein), and Ashford Hospitality Trust, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

          The historical summaries of revenue and direct operating expenses for the year ended December 31, 2003 of Marriott Residence Inn in Lake Buena Vista, Florida, Sea Turtle Inn in Atlantic Beach, Florida, Sheraton Bucks County Hotel and adjacent office complex in Philadelphia, Pennsylvania and SpringHill Suites by Marriott in Baltimore, Maryland, incorporated by reference into this prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports, which are also incorporated by reference into this prospectus, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

          The combined historical summary of revenue and direct operating expenses of Hampton Inn in Buford, Georgia, SpringHill Suites by Marriott in Buford, Georgia, Fairfield Inn & Suites in Kennesaw, Georgia and SpringHill Suites by Marriott in Kennesaw, Georgia, incorporated by reference into this prospectus, have been audited by Holland Shipes Vann, P.C., independent auditors, as set forth in their report, which is also incorporated by reference into this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

          The combined historical summary of revenue and direct operating expenses of Hampton Inn in Evansville, Indiana, Hampton Inn in Terre Haute, Indiana, Hampton Inn in Horse Cave, Kentucky, Fairfield Inn in Evansville, Indiana, Fairfield Inn in Princeton, Indiana, Courtyard by Marriott in Bloomington, Indiana, Courtyard by Marriott in Columbus, Indiana, Courtyard by Marriott in Louisville, Kentucky, and Residence Inn in Evansville, Indiana, incorporated by reference into this prospectus, have been audited by Holland Shipes Vann, P.C., independent auditors, as set forth in their report, which is also incorporated by reference into this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

          The historical summary of revenue and direct operating expenses of Hyatt Regency Orange County, in Anaheim, California, incorporated by reference into this prospectus, has been audited by Holland Shipes Vann, P.C., independent auditors, as set forth in their report, which is also incorporated by reference into this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

          The combined historical summaries of revenue and direct operating expenses of Historic Inns in Annapolis, Maryland, Holiday Inn in Coral Gables, Florida, Inn on the Square in Falmouth, Massachusetts, Crowne Plaza in Key West, Florida, Sheraton in Minnetonka, Minnesota, Radisson in Rockland, Massachusetts, Gull Wing Suites in South Yarmouth, Massachusetts, Best Western in Dallas, Texas, Radisson in Ft. Worth, Texas, Crowne Plaza in Los Angeles, California, Radisson Airport in Indianapolis, Indiana, Radisson City Center in Indianapolis, Indiana, Radisson in Milford, Massachusetts, Embassy Suites in Houston, Texas, Nassau Bay Hilton in Nassau Bay, Texas, Hilton in St. Petersburg, Florida, Embassy Suites and Admiralty Office Building in Palm Beach, Florida, Howard Johnson in Commack, New York and Howard Johnson in Westbury, New York, incorporated by reference into this prospectus, have been audited by Berdon LLP, independent auditors, as set forth in their report, which is also incorporated by reference into this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

          Certain legal matters in connection with this offering will be passed upon for us by Andrews Kurth LLP, Dallas, Texas. In addition, the description of federal income tax consequences contained in the section of the prospectus entitled “Federal Income Tax Consequences of Our Status as a REIT” is based on the opinion of Andrews Kurth LLP. Certain Maryland law matters in connection with this offering will be passed upon for us by Hogan & Hartson L.L.P., Baltimore, Maryland. Andrews Kurth LLP will rely on the opinion of Hogan & Hartson L.L.P., Baltimore, Maryland as to all matters of Maryland law.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table itemizes the expenses incurred by us in connection with the registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$12,861

Legal Fees and Expenses (other than Blue Sky)	25,000	*
Accounting Fees and Expenses	10,000	*
Miscellaneous	2,139	*

Total	$50,000

* Fees are estimates only.

Item 15. Indemnification of Directors and Officers.

     Our charter and the partnership agreement provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by the MGCL, as amended from time to time.

     The MGCL requires a corporation (unless its charter provides otherwise, which our company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

- was committed in bad faith; or

- was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

     The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership,

     Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

     The partnership agreement of our operating partnership provides that we, as general partner, and our officers and directors are indemnified to the fullest extent permitted by law.

     Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

     The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit
Number	Description of Exhibit
4.1	Articles of Amendment and Restatement of the Charter of the Company (incorporated by reference to Exhibit 3.1 of Form S-11 /A, filed on July 31, 2003)

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of Form S-11/A, filed on July 31, 2003)

4.3	Amendment No. 1 to Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2.2 to the Registrant’s Form 10-K for the year ended December 31, 2003)

4.4	Articles Supplementary classifying 3,000,000 shares of preferred stock as 8.55% Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 4.4 to the Registrant’s Form 8-K, dated September 15, 2004, for the event dated September 21, 2004)

4.5	Articles Supplementary classifying 7,447,865 shares of preferred stock as Series B-1 Cumulative Convertible Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K, dated January 4, 2005, for the event dated December 28, 2004)

4.6	Articles Supplementary classifying 2,285,865 shares of preferred stock as Series B-2 Cumulative Convertible Redeemable Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K, dated January 4, 2005, for the event dated December 28, 2004)

*4.7	Registration Rights Agreement, dated as of December 30, 2004, by and between Ashford Hospitality Trust, Inc. and Security Capital Preferred Growth Incorporated.

**5.1	Opinion of Hogan & Hartson with respect to the legality of the shares being registered

**8.1	Opinion of Andrews Kurth LLP with respect to tax matters

**23.1	Consent of Hogan & Hartson (included in Exhibit 5.1)

**23.2	Consent of Andrews Kurth (included in Exhibit 8.1)

*23.3	Consent of Ernst & Young LLP

*23.4	Consent of Holland Shipes Vann, P.C.

*23.5	Consent of Berdon LLP

*24.1	Power of Attorney (included on signature page)

*	Filed herewith.

**	To be filed by amendment.

Item 17. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby further undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933 the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 22nd day of July, 2005.

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David Kimichik

David Kimichik
Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Montgomery J. Bennett, David A. Brooks and David Kimichik, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all pre-effective and post-effective amendments thereto as well as any related registration statements (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Archie Bennett, Jr.	Chairman of the Board of	July 22, 2005
Archie Bennett, Jr.	Directors

	Chief Executive Officer,	July 22, 2005
/s/ Montgomery J. Bennett	President and Director
Montgomery J. Bennett	(Principal Executive Officer)

/s/ David Kimichik	Chief Financial Officer	July 22, 2005
David Kimichik	(Principal Financial Officer)

/s/ Mark Nunneley	Chief Accounting Officer	July 21, 2005
Mark Nunneley	(Principal Accounting Officer)

/s/ Martin L. Edelman		July 22, 2005
Martin L. Edelman	Director

/s/ W.D. Minami		July 22, 2005
W.D. Minami	Director

/s/ W. Michael Murphy		July 22, 2005
W. Michael Murphy	Director

/s/ Philip S. Payne		July 22, 2005
Philip S. Payne	Director

/s/ Charles P. Toppino		July 22, 2005
Charles P. Toppino	Director